                                                                   EXHIBIT 10.13

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                            REGENCY ACQUISITION LLC,

                             REGENCY SERVICES, LLC,

                            REGENCY GAS SERVICES LLC,

                      THE MEMBERS OF REGENCY SERVICES, LLC
                                       AND
           THE PARTNERS OF CB OFFSHORE EQUITY FUND V - HOLDINGS, L.P.,
                 ALL AS SET FORTH ON SCHEDULE A ATTACHED HERETO,

                                      DATED

                                OCTOBER 21, 2004


                                TABLE OF CONTENTS

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ARTICLE I
CERTAIN DEFINITIONS......................................................     2
   1.1 Certain Defined Terms.............................................     2
   1.2 Other Definitional Provisions.....................................    22
   1.3 Headings..........................................................    22
   1.4 Other Terms.......................................................    22

ARTICLE II
THE TRANSACTION..........................................................    22
   2.1 The Transaction...................................................    23
   2.2 Purchase Price....................................................    23
   2.3 Adjustments.......................................................    23

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND PARTNERS....................    27
   3.1 Partner Representations...........................................    27
   3.2 Parent Representations............................................    28

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF REGENCY................................    30
   4.1 Organization, Good Standing, Authority, Capitalization............    30
   4.2 Enforceability....................................................    31
   4.3 No Conflicts......................................................    31
   4.4 Regulation and Authorizations.....................................    32
   4.5 Consents and Authorizations.......................................    32
   4.6 Properties........................................................    33
   4.7 Taxes.............................................................    34
   4.8 Compliance with Laws..............................................    35
   4.9 Insurance.........................................................    36
   4.10 Material Contracts...............................................    36
   4.11 Intellectual Property............................................    37
   4.12 Broker's or Finder's Fees........................................    37
   4.13 Employees........................................................    37
   4.14 Employee Benefit Plans...........................................    38
   4.15 Financial Statements; Absence of Undisclosed Liabilities.........    39
   4.16 Environmental Matters............................................    40
   4.17 Litigation.......................................................    41
   4.18 Bankruptcy.......................................................    42
   4.19 Absence of Certain Changes.......................................    42
   4.20 Pipeline Matters.................................................    42
   4.21 Affiliate Relationships..........................................    43

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER..................................    43
   5.1 Organization, Good Standing, and Authorization....................    43
   5.2 Enforceability....................................................    43


                                Table of Contents
                                   (continued)

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   5.3 No Conflicts......................................................    43
   5.4 Consents; and Authorizations......................................    43
   5.5 Litigation........................................................    44
   5.6 Broker's or Finder's Fees.........................................    44
   5.7 Investment Intent.................................................    44
   5.8 Financing.........................................................    44

ARTICLE VI
COVENANTS................................................................    45
   6.1 Conduct of Business...............................................    45
   6.2 Access, Information and Access Indemnity..........................    47
   6.3 Regulatory Filings; Hart-Scott-Rodino Filing......................    48
   6.4 Preservation and Access to Records; and Further Assurances........    49
   6.5 Phantom Stock Plan and Annual Performance Incentive Plan..........    50
   6.6 Payoff Letters; and Reaffirmation of Mutual Releases..............    50
   6.7 Cooperation and Reasonable Efforts................................    51
   6.8 Indemnification of Managers, Directors and Officers...............    51
   6.9 Tax Matters.......................................................    51
   6.10 Financing........................................................    53
   6.11 Transfer Taxes...................................................    54
   6.12 Purchase Price Allocation........................................    54
   6.13 Oxy Contract.....................................................    54

ARTICLE VII
CONDITIONS TO CLOSING....................................................    55
   7.1 Regency's, Parent's and the Partners' Conditions..................    55
   7.2 Buyer's Conditions................................................    55

ARTICLE VIII
CLOSING..................................................................    57
   8.1 Time and Place of Closing.........................................    57
   8.2 Deliveries at Closing.............................................    57

ARTICLE IX
TERMINATION..............................................................    58
   9.1 Termination at or Prior to Closing................................    58
   9.2 Effect of Termination.............................................    59

ARTICLE X
INDEMNIFICATION..........................................................    59
   10.1 Survival.........................................................    59
   10.2 Indemnification by Buyer.........................................    60
   10.3 Indemnification by Parent, the Parent Members and the Partners...    60
   10.4 Certain Limitations..............................................    63
   10.5 Notice of Asserted Liability; Opportunity to Defend..............    66
   10.6 Exclusive Remedy.................................................    68
   10.7 Limitation on Damages............................................    68
   10.8 Bold and/or Capitalized Letters..................................    69


                                Table of Contents
                                   (continued)

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   10.9 Independent Investigation........................................    69
   10.10 Projections.....................................................    69

ARTICLE XI
ESCROW...................................................................    70
   11.1 Escrow Fund......................................................    70
   11.2 Release from Escrow..............................................    70
   11.3 Distributions....................................................    71
   11.4 Subsequent Distribution(s).......................................    72

ARTICLE XII
MISCELLANEOUS PROVISIONS.................................................    72
   12.1 Expenses.........................................................    72
   12.2 Assignment.......................................................    72
   12.3 Entire Agreement, Amendments and Waiver..........................    72
   12.4 Severability.....................................................    73
   12.5 Counterparts.....................................................    73
   12.6 Governing Law and Dispute Resolution.............................    73
   12.7 Notices and Addresses............................................    74
   12.8 Press Releases...................................................    76
   12.9 Offset...........................................................    76
   12.10 No Partnership; Third Party Beneficiaries.......................    76
   12.11 Negotiated Transaction..........................................    76
   12.12 Regency Disclosure Schedule.....................................    76
   12.13 Time of the Essence.............................................    77
   12.14 Representation..................................................    77
   12.15 Specific Performance............................................    77
   12.16 Affiliate Liability.............................................    77
   12.17 No Waiver of Claims for Fraud...................................    78
   12.18 No Recovery.....................................................    78

EXHIBITS

Exhibit A   Escrow Agreement
Exhibit B   Mutual Release
Exhibit C   Legal Opinion of Gardere Wynne Sewell LLP
Exhibit D   Legal Opinion of Vinson & Elkins L.L.P.

SCHEDULES

Regency Disclosure Schedule
Schedule A   Parent Members and Partners
Schedule B   Sample Balance Sheet

                           PURCHASE AND SALE AGREEMENT

     This PURCHASE AND SALE AGREEMENT (this "Agreement") dated October 21, 2004 is by and among Regency Acquisition LLC, a Delaware limited liability company ("Buyer"), Regency Services, LLC, a Delaware limited liability company ("Parent"), Regency Gas Services LLC, a Delaware limited liability company ("Regency"), the members of Parent listed on Schedule A attached hereto (individually a "Parent Member" and collectively, the "Parent Members"), and the partners of CB Offshore Equity Fund V - Holdings, L.P., a Cayman Islands limited partnership which is a Parent Member (the "Partnership"), listed on Schedule A attached hereto (individually a "Partner", collectively, the "Partners"). Buyer, Parent, Regency, the Partnership, the Parent Members and the Partners are sometimes referred to collectively herein as the "Parties" and individually as a "Party"; and the term Parent Members as used in this Agreement includes the Partnership unless otherwise provided.

                                    RECITALS

1. Parent owns the number and type of outstanding membership interests of Regency set forth opposite Parent's name on Schedule A, which membership interests constitute 100% of the outstanding membership interests of Regency (collectively, together with any and all other Equity Interests in Regency hereafter issued to or otherwise held by Parent, the "Interests").

2. The Parent Members collectively own all of the outstanding membership interests of Parent.

3. Each Partner owns the number and type of outstanding partnership interests of the Partnership set forth opposite such Partner's name on Schedule A attached hereto, which partnership interests constitute 100% of the outstanding partnership interests in the Partnership (collectively, together with any and all other partnership interest or other Equity Interest of the Partnership hereafter issued to or otherwise held by such Partners, the "Partnership Interests").

4. Buyer desires to purchase, and Parent desires to sell, the Interests for the consideration set forth below, subject to the terms and conditions of this Agreement.

5. The Parent Members and the Partners join in the execution of this Agreement for the purpose of evidencing their consent to the consummation of the foregoing transaction and for the purpose of making certain covenants and agreements with Buyer, including the acknowledgement of their obligations under Section 2.3(d), Section 2.3(f) and ARTICLE X of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                              CERTAIN DEFINITIONS

     1.1 Certain Defined Terms. Capitalized terms used in this Agreement shall have the meanings given such terms as are set forth below.

          "Administaff shall mean Administaff Companies II, L.P.

          "Administaff Agreement" shall have the meaning given such term in
Section 4.14(c).

          "Affiliate" shall mean, when used with respect to a specified Person, any other Person directly or indirectly (through one or more intermediaries or otherwise) controlling, controlled by or under common control with the specified Person. For purposes of this definition, "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of the Person whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" has the meanings correlative to the foregoing.

          "Agreement" shall have the meaning given such term in the opening paragraph of this Agreement.

          "Approved Acquisition" shall have the meaning given such term in
Section 6.1(b)(iv).

          "Assets" shall have the meaning given such term in Section 4.6(a).

          "Audit Fees" shall have the meaning given such term in Section 2.3(f).

          "Audit Firm" shall Ernst & Young, LLP ("EY") or if EY shall not accept the engagement as Audit Firm, a national accounting firm with no prior material relationship with Buyer, Buyer Affiliates, Regency or the Parent Members with experience in auditing the financial statements of a natural gas pipeline company, reasonably acceptable to Buyer and Parent.

          "Audited Financial Statements" shall have the meaning given such term in Section 4.15(a)(i).

          "Authorization" shall mean any franchise, permit, license, authorization, order, certificate, registration or other consent or approval that a Governmental Authority has the legal authority to grant or issue.

          "Base Capital Expenditures" shall mean (a) $6,400,000 if the Measurement Date is December 31, 2004 and (b) $5,400,000 if the Measurement Date is November 30, 2004.

          "Base Working Capital" shall mean $3,900,000.

          "Bonus Plan" shall mean the Annual Performance Incentive Plan of Regency.

          "Business Day" shall mean any day, other than Saturday and Sunday, on which federally-insured commercial banks in Dallas, Texas are generally open for business and capable of sending and receiving wire transfers.

          "Buyer" shall have the meaning given such term in the opening paragraph of this Agreement.

          "Buyer Affiliates" shall have the meaning given such term in Section 12.16(a).

          "Buyer Indemnified Taxes" shall mean any and all Taxes together with any Losses (including court and administrative costs and reasonable legal fees and expenses incurred in investigating and preparing for any Proceeding) arising out of or incident to the determination, assessment or collection of such Taxes
(i) imposed on any Regency Company or for which any Regency Company is otherwise liable for any Taxable period ending on or prior to the Closing Date or the portion of any Straddle Period ending on the Closing Date (determined in accordance with the provisions of Section 6.9(c)), or (ii) resulting from a breach of the representations and warranties set forth in Section 4.7 (without giving effect to any materiality or knowledge qualifiers that may be contained therein and without regard to any scheduled items) or resulting from a breach by Parent, the Parent Members or the Partners of the covenants set forth in Section 6.9, (iii) of any member of an affiliated, consolidated, combined or unitary group of which any Regency Company (or any predecessor) is or was a member on or prior to the Closing Date by reason of Treasury Regulation Section 1.1502-6(a) or any analogous or similar state or local law, or (iv) of any other Person for which any Regency Company is or has been liable as a transferee or successor, or by contract or otherwise; provided, however, that any such Tax described in this definition shall not be a Buyer Indemnified Tax to the extent such Tax was included as a Current Liability in the determination of Net Working Capital; and provided further, however, that a Buyer Indemnified Tax shall not include any Tax of any Regency Company that is imposed on any transaction involving any Regency Company (other than transactions in the ordinary course of business) that occurs on the Closing Date after Buyer's purchase of the Interests as a result of any actions taken by Buyer or any Regency Company after Buyer's purchase of the Interests.

          "Buyer Indemnitees" shall have the meaning given such term in Section 10.3(a).

          "Buyer's Knowledge" or any similar term, shall mean the actual knowledge, after due inquiry, of Joe Colonnetta, Jason Downie, Jim Hunt, and Fritz Brinkman.

          "Capital Expenditure Deficit" shall mean the amount, if any, by which Base Capital Expenditures exceed Capital Expenditures.

          "Capital Expenditure Surplus" shall mean the amount, if any, by which Capital Expenditures exceed Base Capital Expenditures.

          "Capital Expenditures" shall mean the capital expenditures paid or accrued by the Regency Companies in the ordinary course of business in connection with the matters set forth in Section 6.1(b)(ix) of the Regency Disclosure Schedule or as permitted by Section 6.1(b)(ix) from September 1, 2004, to 11:59 p.m. on the Measurement Date and determined in accordance with GAAP (as applied on a basis consistent with past practice) minus any Oxy Advance to the extent not already deducted from capital expenditures; provided, that, Capital Expenditures (i) shall include only authorization for expenditure projects greater than $1,000 that are related to (1) new capital improvement projects that have a useful life of greater than one year, or (2) improvements to existing property, plant and equipment that extend such existing asset's useful life by greater than one year, (ii) shall include capital expenditures paid or accrued by any Regency Company in accordance with the Oxy Contract from September 1, 2004 to 11:59 p.m. on the Measurement Date and (iii) shall exclude any increases in the property, plant, and equipment accounts as a result of purchase accounting revaluations related to past transactions or the transactions contemplated by this Agreement.

          "Cash" shall mean cash on deposit with financial institutions net of overdrafts and outstanding checks.

          "Change of Control Amounts" shall mean any bonus, retention bonus, consent or other fee, compensation (including the estimated costs of benefits required to be provided) or other similar payments that any Regency Company upon Closing, to the extent not paid as of 11:59 p.m. on the Measurement Date, will become obligated to pay (other than Severance Obligations) as a result of the consummation of the transactions contemplated by the Transaction Documents, regardless of whether such amounts are payable at or after Closing and shall also include all amounts payable under the Phantom Stock Plan and all amounts payable under the Bonus Plan as a result of the transactions contemplated by this Agreement, whether payable by their terms at Closing.

          "Charlesbank" shall mean Charlesbank Capital Partners, LLC, a Massachusetts limited liability company.

          "Charlesbank Agreement" shall mean the Corporate Development and Administrative Services Agreement dated May 30, 2003, between Charlesbank and Regency.

          "Claim" shall mean any demand, claim or notice sent or given by a Person to another Person in which the former asserts that it has suffered a Loss or has become party to a Proceeding which is the responsibility of the latter.

          "Claim Notice" shall mean a written notice of a claim for indemnification pursuant to this Agreement specifying in reasonable detail the specific nature of the Claim for which indemnification is sought.

          "Closing" shall have the meaning given such term in Section 8.1.

          "Closing Amount" shall have the meaning given such term in Section 2.2(b)(ii).

          "Closing Date" shall have the meaning given such term in Section 8.1.

          "Closing Parent Amount" shall have the meaning given such term in
Section 2.2(b)(i).

          "Commitment" shall mean the commitment of UBS Loan Finance LLC, pursuant to a commitment letter dated October 21, 2004, to provide $240,000,000 in debt financing to Buyer in order to consummate the transactions contemplated by this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Confidentiality Agreement" shall mean the Confidentiality Agreement between Hicks, Muse, Tate & Furst Incorporated and Regency dated on or about June 24, 2004.

          "Consolidated Balance Sheet" shall have the meaning given such term in
Section 4.15(a)(i).

          "Continuing Claims" shall mean Claims, or any portion thereof, for indemnification properly asserted pursuant to ARTICLE X prior to the Final Distribution Date that have not been resolved as of the Final Distribution Date.

          "Contract" shall mean any binding agreement, contract, lease, commitment, consensual obligation, arrangement, promise or undertaking (whether written or oral and whether express or implied).

          "Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of March 1, 2004 among Regency, Parent, Regency Intrastate, Regency Midcon, Regency Liquids, Regency Gathering, Gulf States, Waha GP, Waha LP, Regency Waha, Regency Treating, Treating GP, NGL GP, Regency Marketing, Wells Fargo and each of the other banks or other lending institutions a signatory thereto.

          "Current Assets" shall mean the sum of all current assets as of 11:59 p.m. on the Measurement Date of the Regency Companies as determined in accordance with

GAAP (as applied on a basis consistent with past practice and the preparation of the Audited Financial Statements), as adjusted (whether or not in accordance with GAAP) to (1) give effect to this Agreement (2) utilize the methodologies and procedures otherwise specified in or consistent with the Sample Balance Sheet and (3) give effect to the exclusion of the following: (a) Restricted Cash, (b) Indebtedness, accounts and obligations owed by any one or more of Parent, any Parent Member, any Partner, any Regency Company or any of its or their Affiliates to any of the Regency Companies, (c) amounts receivable from Officers, Directors, Managers or any other employees, officers, managers or directors of any Regency Company or Parent, (d) deferred Tax assets, (e) prepaid expenses and deposits except to the extent usable in or benefiting the business of Regency, (f) any current assets obtained in any Approved Acquisition, (g) any receivables from El Paso or any Affiliate thereof under the El Paso Acquisition Agreement (other than trade receivables from El Paso or any Affiliate thereof which shall be included as Current Assets) and (h) assets from risk management activities in connection with derivatives. The computation of Current Assets as of July 31, 2004, is illustrated in the Sample Balance Sheet.

          "Current Liabilities" shall mean the sum of all current liabilities as of 11:59 p.m. on the Measurement Date of the Regency Companies as determined in accordance with GAAP (as applied on a basis consistent with past practice and the preparation of the Audited Financial Statements), as adjusted (whether or not in accordance with GAAP) to (1) give effect to this Agreement, (2) utilize the methodologies and procedures otherwise specified in or consistent with the Sample Balance Sheet, and (3) give effect to the exclusion of the following: (a) Expenses paid, (b) Third Party Debt, including the current portion of Third Party Debt and accrued and unpaid interest on Third Party Debt, (c) accounts and obligations owed by any one or more Regency Company to any other Regency Company, (d) deferred Tax liabilities, (e) Severance Obligations Adjustment Amount, (f) Change of Control Amounts, (g) any current liabilities obtained in any Approved Acquisition, (h) escrow payables to the extent corresponding amounts held in escrow are excluded from Current Assets, (i) any payables to El Paso or any Affiliate thereof under the El Paso Acquisition Agreement (other than trade payables to El Paso or any Affiliate thereof which shall be included as Current Liabilities), and (j) liabilities from risk management activities in connection with derivatives. For purposes of determining Current Liabilities to be used in the determination of Net Working Capital, (x) no reserves, allowances or accrued Liability of the Regency Companies reflected in the Consolidated Balance Sheet or the balance sheet included in the Interim Financial Statements shall be reduced or eliminated, except in the case of a reduction or elimination by reason of a payment or credit occurring in the ordinary course of business consistent with the past practice of the Regency Companies, and (y) all capital expenditures (including Capital Expenditures) and Reimbursable Acquisition Expenditures accrued but not paid as of 11:59 p.m. on the Measurement Date shall be reflected as a Current Liability. The computation of Current Liabilities as of July 31, 2004 is illustrated by the Sample Balance Sheet.

          "DEFS" shall mean Duke Energy Field Services, LP, a Delaware limited partnership.

          "Debt Payoff Letters" shall mean the pay-off letters, in form and substance reasonably satisfactory to Buyer, from each lender of Third Party Debt setting forth (i) the aggregate amount, including interest, breakage costs, prepayment penalties, and other fees, required to be paid to fully satisfy all Third Party Debt and (ii) wire transfer instructions for such lender. Each Debt Pay-Off Letter will provide for the release and termination of all Liens, recourse and other obligations associated with the Third Party Debt that is the subject of such Debt Pay-Off Letter upon receipt of the amount specified in such Debt Pay-Off Letter to be paid on the Closing Date.

          "Deductible" shall mean an amount equal to $4,000,000.

          "Director/Officer Indemnitees" shall have the meaning given such term in Section 6.8.

          "Directors" shall mean each of James W. Bryant, Douglas E. Dormer, Jr. and R. Mack Lawrence, in his capacity as a member of the board of directors of Gulf States, and any successor to any of them serving in such capacity prior to the Closing Date.

          "Disputed Amount" shall have the meaning given such term in Section 11.2(b).

          "DOJ" shall mean the Department of Justice of the United States of America.

          "Easement" shall mean all easements, rights-of-way, servitudes, property use agreements, line rights and real property licenses (including right-of-way permits from railroads and road crossing permits or other right-of-way permits from Governmental Authorities) held by any Regency Company relating to real property used in the business of the Regency Companies but owned by other Persons.

          "El Paso" shall mean El Paso Field Services, L.P., a Delaware limited partnership.

          "El Paso Acquisition Agreement" shall mean that certain Purchase and Sale Agreement dated April 23, 2003, by and among El Paso, Dubach Gas Company, L.L.C., El Paso Dubach Liquids Pipeline Company, Colorado Interstate Gas Company, CIG Field Services Company, ANR Production Company, Gulf States Pipeline Corporation, El Paso Gas Gathering and Processing Company and Gulf States Gas Pipeline Company, as sellers, and Regency, as buyer, as amended by the First Amendment to Purchase and Sale Agreement dated May 2, 2003 and the Second Amendment to Purchase and Sale Agreement dated May 30, 2003, including all exhibits and schedules thereto.

          "Environmental Costs and Liabilities" shall mean those Losses incurred
(i) under or pursuant to the requirements of any Environmental Law, (ii) under or pursuant to any Order issued pursuant to Environmental Law prior to the Closing, (iii) with respect to any monitoring or cleanup required by any Environmental Law, and (iv) under any

Contract between any Regency Company and any Third Person relating to environmental matters that existed prior to the Closing.

          "Environmental Law" shall mean any and all Laws, Regulations or rules of common law, or Orders of any Governmental Authority in existence and as amended on the Closing Date pertaining to the protection of the environment, health or natural resources or to Hazardous Materials in any and all jurisdictions in which the party in question owns property or conducts business, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state or local Laws implementing, analogous to, or similar to the foregoing federal Laws, and any state or local Laws pertaining to the handling of oil and gas exploration, production, gathering, and processing wastes or the use, maintenance, and closure of pits and impoundments.

          "Equity Commitment" shall mean the commitment of Hicks, Muse Tate & Furst Equity Fund V, pursuant to a commitment letter dated October 21, 2004, to provide $180,000,000 in equity financing to Buyer, the proceeds of which, together with the proceeds of the Commitment, are to be used to consummate the transactions contemplated by this Agreement or as otherwise provided by this Agreement.

          "Equity Interest" shall mean (i) the equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust, trust company, land trust, business trust, sole proprietorship or other business entity or organization, and whether in the form of capital stock, ownership unit, limited liability company interest, limited or general partnership interest or any other form of ownership, and (ii) also includes all Equity Interest Equivalents.

          "Equity Interest Equivalents" shall mean all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interest at the time of issuance or upon the passage of time or occurrence of some future event.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning given such term in Section 4.14(a)

          "Escrow Agent" shall mean Wells Fargo.

          "Escrow Agreement" shall mean an agreement to be entered into by and among Buyer, Parent and the Escrow Agent on or before the Closing Date, in substantially the form attached hereto as Exhibit A, or such other form as Parent and Buyer shall reasonably agree.

          "Escrow Amount" shall mean $12,500,000.

          "Escrow Fund" shall have the meaning given such term in Section 11.1.

          "Escrow Indemnity Claims" shall mean any and all claims for indemnification brought by a Buyer Indemnitee other than Non-Escrow Indemnity Claims.

          "Estimated Closing Statement" shall have the meaning given such term in Section 2.3(a)(i).

          "Estimated Purchase Price" shall have the meaning given such term in
Section 2.3(a)(i).

          "Exhibits" shall mean any or all of the exhibits attached to and made a part of this Agreement.

          "Existing Consulting Agreements" shall mean the Consulting Agreements, each dated May 30, 2003, between Regency and each of David Biegler and Michael Hunter ("Consulting Agreements").

          "Existing Employment Agreements" shall mean the Employment Agreements, each dated May 30, 2003, between Regency and each of James Bryant, Douglas E. Dormer, and Mack Lawrence ("Employment Agreements").

          "Expense Payoff Letters" shall mean the pay-off letters, in form and substance reasonably satisfactory to Parent and Buyer, (a) from each Person to whom Change of Control Amounts or Severance Obligations are owed, (i) setting forth the aggregate amount required to be paid to fully satisfy such obligation(s), and payment instructions for such payee and (ii) providing for the release and termination of all Liens, recourse and other obligations associated with the Change of Control Amounts and/or Severance Obligations that is or are the subject of such Expense Pay-Off Letter upon receipt of the amount specified in such Expense Pay-Off Letter to be paid on or after the Closing Date, as applicable and (b) from each Person to whom Expenses are owed, setting forth the aggregate amount required to be paid to fully satisfy such obligation(s), and wire transfer instructions for such payee.

          "Expenses" shall mean, to the extent existing at 11:59 p.m. on the Measurement Date, the aggregate amount of unpaid fees, expenses and other similar amounts arising from the provision of services through the Closing that have been or are expected to be incurred by any Regency Company on or prior to the Closing Date on behalf of Parent, Regency, the Regency Subsidiaries, the Parent Members, the Partners, the Officers, the Directors, the Managers or any other officer or directors of Parent or any

Regency Company in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Documents and the consummation of this Agreement and the transactions contemplated hereby, including the following: (i) the fees and disbursements of, or other similar amounts charged by, counsel to Parent, Regency (Gardere Wynne Sewell LLP), and/or the Partners and Parent Members, (ii) the fees and expenses of, or other similar amounts charged by, any accountants (including Deloitte & Touche LLP), agents, financial advisors (including Lehman Bros, and Charlesbank), consultants and experts employed by Parent, Regency, the Partners and/or the Parent Members, and (iii) the out-of-pocket expenses, if any, of Parent, Regency, the Partners and/or the Parent Members incurred in such capacity.

          "FERC" shall mean the Federal Energy Regulatory Commission of the United States Government.

          "Final Closing Statement" shall have the meaning given such term in
Section 2.3(c).

          "Final Distribution Date" shall mean the date that is the 545 days after the Closing Date (or if such date is not a Business Day, the next Business
Day).

          "Financial Statements" shall have the meaning given such term in
Section 4.15(a)(ii).

          "First Distribution Amount" shall mean $6,250,000 plus one half of all interest or other income on the Escrow Amount from the Closing Date through the First Distribution Date and minus the sum of (i) all amounts paid out of the Escrow Fund through the First Distribution Date and (ii) the aggregate of all amounts claimed by any Buyer Indemnitee pursuant to Claim Notices with respect to Claims pending as of the First Distribution Date in excess of the Deductible (to the extent such Claims are subject to the Deductible).

          "First Distribution Date" shall mean 270 days after the Closing Date (or if such date is not a Business Day, the next Business Day).

          "FTC" shall mean the Federal Trade Commission of the United States of America.

          "Future Adjustments" shall have the meaning given such term in Section 4.15(b).

          "GAAP" shall mean U.S. generally accepted accounting principles for financial reporting applied consistently with the Regency Company's past practices.

          "Gas Contracts" shall mean the Contracts that (a) collectively represent at least 85% of volumes of Hydrocarbons supplying the Major Assets for the six months period ended August 31, 2004, or (b) are Contracts for the sale of Hydrocarbons by any Regency Company to Third Persons with a term greater than three months, as of the date of this Agreement.

          "Governmental Authorities" shall mean (a) the United States of America or any state or political subdivision thereof and (b) any court or any governmental or administrative department, commission, board, bureau, agency or arbitration tribunal of the United States of America or of any state or political subdivision thereof.

          "Gulf States" shall mean Gulf States Transmission Corporation, a Louisiana corporation and wholly-owned subsidiary of Regency.

          "Hazardous Materials" shall mean: (a) any chemicals, materials or substances defined or included in the definition of "hazardous substances," "hazardous materials," "toxic substances," "solid wastes," "pollutants," "contaminants," or words of similar import intended to define, list or classify substances by reason of deleterious properties under any Environmental Law, (b) any radioactive materials, asbestos, and polychlorinated biphenyls, (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority; or (d) oil, waste oil, petroleum, waste petroleum, natural gas, natural gas liquids or liquefied natural gas.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Regulations thereunder.

          "HSR Approval" shall mean (a) the receipt of any Authorization required, or (b) the expiration of any applicable waiting period, under the HSR Act.

          "Hydrocarbons" shall mean crude oil, condensate, natural gas, casinghead gas and other liquid or gaseous hydrocarbons.

          "Indebtedness" shall mean, without duplication, (i) any obligations of any Regency Company for borrowed money (including all obligations for principal, interest, premiums, penalties, fees, expenses and breakage costs), (ii) any obligations of any Regency Company evidenced by any note, bond, debenture or other debt security, (iii) any obligations of any Regency Company for or on account of capitalized leases, (iv) any obligations of a Person other than a Regency Company secured by a Lien against any Regency Company's Assets, (v) any obligations of any Regency Company for the reimbursement of letters of credit, bankers' acceptance or similar credit transactions, (vi) any obligations of any Regency Company under any currency, commodity or interest rate swap, hedge or similar protection device, (vii) amounts owed to El Paso or any Affiliate thereof under the El Paso Acquisition Agreement, and (viii) any obligations of the types described in clauses (i) through (vii) above of any Person other than any Regency Company, the payment of which is guaranteed, directly or indirectly, by any Regency Company.

          "Indemnified Party" or "Indemnitee" shall have the meaning given such term in Section 10.5 (a).

          "Indemnifying Party" or "Indemnitor" shall have the meaning given such term in Section 10.5(a).

          "Intellectual Property" shall have the meaning given such term in
Section 4.11.

          "Interests" shall have the meaning given such term in the first recital to this Agreement.

          "Interim Financial Statements" shall have the meaning given such term in Section 4.15(a)(ii).

          "IRS" shall mean the United States Internal Revenue Service.

          "Joint Instructions" shall have the meaning given such term in Section 11.2(b).

          "Laws" shall mean all laws, statutes and ordinances of the United States, any state of the United States and any political subdivision thereof, including all decisions of any Governmental Authority having the effect of law in each such jurisdiction.

          "Liability" shall mean any direct or indirect liability, Indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether known or unknown, and whether accrued, absolute, contingent, matured or unmatured.

          "Lien" shall mean any lien, mortgage, pledge, adverse or other claim, charge, security interest, production payment, restriction, burden, encumbrance, right of purchase, rights of a vendor under any title retention or conditional sale agreement, or lease or other arrangement substantially equivalent thereto or other encumbrance, option or defect in title.

          "Loss" or "Losses" shall mean any and all damages, payments, penalties, assessments, disbursements, costs and expenses, including interest, awards, judgments, settlements, fines, costs of remediation, fees, costs of defense and reasonable attorneys' fees, costs of accountants, expert witnesses and other professional advisors and costs of investigation and preparation of any kind or nature whatsoever.

          "Major Assets" shall mean the following Regency Companies' facilities:
(a) the Hugoton Lakin gathering and processing facilities, (b) the Mocane-Laverne gathering and processing facilities, (c) the Greenwood gathering facility, (d) the Waha gathering and processing facilities, (e) the Dubach and Lisbon gathering and processing facilities, (f) the Regency Intrastate transportation facility and (g) the Gulf States transmission facilities.

          "Manager" shall mean each of Jon Biotti and Mark Rosen, in his capacity as a manager of Waha LP, and each of David Biegler, Jon Biotti, James
W. Bryant, Kim Davis, Michael Eisenson, Michael Hunter, and R. Mack Lawrence, in his capacity as a manager of Parent, and any of their respective successors.

          "Material Adverse Effect" shall mean (i) with respect to the Regency Companies, any result, occurrence, change, event, effect or circumstance (whether or not foreseeable) that, individually or in the aggregate with any such other result, occurrence, change, event, effect or circumstance, is or could reasonably be expected to be materially adverse to (A) the near-term or long-term condition (financial or otherwise) or results of operations of the Regency Companies, taken as a whole; provided, however, that the foregoing definitions exclude (x) the effect of any change that is generally applicable to the industry and markets in which the Regency Companies operate, or (y) the effect of any change that is generally applicable to the United States economy or securities markets, provided that the changes and effects in the case of clauses (x) or (y) of this sentence do not disproportionately affect the Regency Companies, or (B) the ability of Regency to perform its obligations under or consummate the transactions contemplated by the Transaction Documents to which it is a party or (ii) with respect to Buyer, Parent, any Parent Member or any Partner, any result, occurrence, change, event, effect or circumstance or effect of any of the foregoing that, individually or in the aggregate with any such other result, occurrence, change, event, effect or circumstance, is or could reasonably be expected to be materially adverse to the ability of such Person to perform its obligations under or consummate the transactions contemplated by the Transaction Documents to which it is a party.

          "Material Contract" shall mean:

          (a) each of the Gas Contracts;

          (b) each Contract to which any Regency Company is a party, other than any of the Gas Contracts, that is reasonably expected to require payments of cash to or by the Regency Companies, or the incurrence of Liabilities by the Regency Companies during the period of twelve months following the date of this Agreement in an amount of more than $250,000;

          (c) the El Paso Acquisition Agreement, the Waha Acquisition Agreement and each other material acquisition, partnership, joint venture, teaming or other similar Contract entered into by any Regency Company during the three year period preceding the date of this Agreement;

          (d) each Contract of any Regency Company restricting or otherwise affecting the ability of such Regency Company to conduct or compete in any line of business in any jurisdiction;

          (e) each Contract between any Regency Company, on the one hand, and any of the Regency Companies' employees, directors, officers or managers, Parent, any of Parent's officers, directors or managers, any Parent Member, Manager, any Partner or any of their or its Affiliates or financial advisors, or financial advisors or consultants of any Regency Company, Parent or any Parent Member on the other hand, under which there are remaining obligations of any party thereto after the Closing, including indemnification agreements and any financial advisory, oversight or similar agreement with Charlesbank or any of its Affiliates;

          (f) each lease for capital equipment that provides for ongoing payments by any Regency Company in excess of $100,000 annually;

          (g) any indenture, mortgage, promissory note, loan or other Contract for Indebtedness; and

          (h) each other existing Contract of any Regency Company, not otherwise covered by clauses (a) through (g), which otherwise is material to the Regency Companies or the loss of which could reasonably be expected to have a Material Adverse Effect on Regency.

          "Measurement Date" shall mean November 30, 2004 (if the Closing Date is on or after December 1, 2004 but on or before December 3, 2004) or December 31, 2004, (if the Closing Date is on or after January 1, 2005 but on or before January 3, 2005).

          "Mutual Release" shall mean the Mutual Release in the form of Exhibit B attached hereto executed concurrently with the execution and delivery of this Agreement, but to be effective and reaffirmed as of the Closing, by Parent, each of the Parent Members, each of the Managers, each of the Partners, each Officer, each Director and each other officer and director (if any) of Parent or the Regency Companies, on one hand, and the Buyer and the Regency Companies, on the other hand.

          "Net Working Capital" shall mean the amount by which Current Assets exceed Current Liabilities as of 11:59 p.m. Dallas, Texas time, on the Measurement Date.

          "NGA" shall have the mean the Natural Gas Act of 1938, as amended.

          "NGL GP" shall mean Regency NGL GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of Regency.

          "NGPA" shall mean the Natural Gas Policy Act of 1978.

          "Noncompetition Agreements" shall mean the Non-Competition Agreements executed concurrently with or prior to the execution and delivery of this Agreement, but effective as of the Closing, by each of David Biegler, James W. Bryant, Douglas E. Dormer, Jr. and R. Mack Lawrence, on the one hand, and Buyer and the Regency Companies, on the other hand.

          "Non-Escrow Indemnity Claim" means any and all claims for indemnification brought by a Buyer Indemnitee pursuant to Section 10.3(a),
Section 10.3(b)(v), Section 10.3(b)(vi), or, to the extent relating to a claim for indemnification under Section 10.3(a), Section 10.3(b)(v) or Section 10.3(b)(vi), pursuant to Section 10.3(c).

          "Notice Period" shall have the meaning given such term in Section 10.5(c).

          "Notification" shall mean any notice to or filing with any Person or Governmental Authority required under the terms of any Contract to which any Regency Company is a party, by the terms of any Authorization held by or applicable to any Regency Company or by Law that is necessary for Regency to execute, deliver and perform its obligations under this Agreement and the Transaction Documents to which it is or shall be party or is otherwise required as a result of the consummation by any Regency Company of the transactions contemplated hereby or thereby.

          "Officer" shall mean each of David Biegler, James W. Bryant, Douglas
E. Dormer, Jr. and R. Mack Lawrence, in his capacity as an officer of Regency and any of the Regency Subsidiaries, and any successor to any of them serving in such capacity prior to the Closing Date.

          "Order" shall mean all applicable writs, judgments, injunctions, decrees and other official acts of or by any Governmental Authority.

          "Organizational Documents" shall mean with respect to any particular entity: (a) if a corporation, its articles or certificate of incorporation and its bylaws; (b) if a limited partnership, its limited partnership agreement and its articles or certificate of limited partnership; (c) if a limited liability company, its articles of organization or certificate of formation and its limited liability company agreement or operating agreement; (d) all related equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements or registration rights agreements; and (e) any amendment or supplement to any of the foregoing.

          "Oxy Advance" shall mean the amount of cash received by any Regency Company pursuant to Article 7.4(b) (or any similar provision) of the Oxy Contract received from September 1, 2004 to 11:59 p.m. on the Measurement Date.

          "Oxy Contract" shall mean the Gathering and Processing Agreement proposed to be entered into between Regency Midcon and Oxy USA Inc., in the form attached to the letter agreement dated as of the date of this Agreement between Parent and Buyer pursuant to which Buyer agrees that such form as attached to such letter agreement is satisfactory to Buyer.

          "Parent" shall have the meaning given such term in the opening paragraph of this Agreement.

          "Parent Affiliate" shall have the meaning given such term in Section 12.16(b).

          "Parent Member" or "Parent Members" shall have the meaning given such term in the opening paragraph of this Agreement.

          "Parent Title Representations" shall mean the representations and warranties in Section 3.2(a).

          "Partner" or "Partners" shall have the meaning given such term in the opening paragraph of this Agreement.

          "Partnership" shall have the meaning given such term in the opening paragraph of this Agreement.

          "Partnership Interests" shall have the meaning given such term in the second recital to this Agreement.

          "Parties" or "Party" shall have the meaning given such term in the opening paragraph of this Agreement.

          "Payoff Amount" shall mean the amount of all unpaid Third Party Debt of the Regency Companies as of the Closing Date (including principal, accrued and unpaid interest, breakage costs and prepayment fees or penalties or change in control payments that will be incurred in connection with the payment and discharge of such Third Party Debt on the Closing Date).

          "Permitted Encumbrances" shall mean the following:

          (a) terms, conditions, restrictions, exceptions, reservations, limitations, and other matters contained in any document creating or transferring any Real Property Interests, or in any Authorizations or Contract (including those arising under the Credit Agreement) that, singularly or in the aggregate, do not materially adversely affect the value of the Real Property Interest to which such matters relate or materially interfere with the ownership, use or operation of such Real Property Interests and which are of a nature that would be reasonably acceptable to a prudent pipeline or plant operation and, in any event, do not prevent or prohibit the use of such Real Property Interests by the Regency Companies as currently used or as otherwise necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted by any Regency Company;

          (b) Liens for Taxes and assessments that are not yet due and payable (or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been made in the Financial Statements);

          (c) mechanic's, materialmen's, repairmen's and other statutory Liens arising in the ordinary course of business and securing obligations incurred prior to the Closing Date that are not delinquent, that will be paid and discharged in the ordinary course of business and for which adequate reserves have been made in the Financial Statements;

          (d) utility easements, restrictive covenants, defects and other irregularities in title, that, singularly or in the aggregate, do not materially adversely affect the value of the assets to which such matters relate or materially interfere with the ownership, use or operation of such assets and which are of a nature that would be reasonably acceptable to a prudent pipeline or plant operator and, in any event, do not prevent or prohibit the use of such assets by the Regency Companies as currently used or as otherwise necessary for the conduct of their respective business as presently conducted and as presently proposed to be conducted by any Regency Company;

          (e) required Third Person consents to assignment, preferential purchase rights and other similar agreements with respect to which consents or waivers are obtained from the appropriate Person prior to Closing for the sale contemplated hereby, or as to which the appropriate time for asserting such rights has expired as of the Closing without an exercise of such right, or the effects of which, singularly or in the aggregate, could not reasonably be expected to interfere materially with the ownership, use or operation of the assets to which such matters relate and which are of a nature that would be reasonably acceptable to a prudent pipeline or plant operator and, in any event, do not prevent or prohibit the use of such assets by the Regency Companies as currently used or as otherwise necessary for the conduct of their respective business as presently conducted and as presently proposed to be conducted by any Regency Company;

          (f) any Post-Closing Notification;

          (g) Liens created by Buyer or its successors or assigns; and

          (h) the Liens listed in Section 1.1 (a) of the Regency Disclosure Schedule.

          "Person" shall mean any natural person, corporation, company, partnership (general or limited), limited liability company, trust, joint venture, joint stock company, unincorporated organization, Governmental Authority or other entity or association.

          "Permitted Indemnification/Contribution" shall have the meaning given such term in Section 12.18.

          "Phantom Stock Plan" shall mean the Regency Gas Services LLC Performance Share Plan.

          "Pipeline Assets" shall mean shall mean the pipelines, equipment, other tangible personal property, Easements and other similar assets and rights used by any Regency Company in connection with its natural gas pipeline, gathering, compression, treating and processing operations as presently conducted.

          "Post-Closing Notification" shall mean any Notification to or with any Person or Governmental Authority that is customarily effected following the closing of a transaction similar to the transaction contemplated hereby, including those listed in Section 1.1(b) of the Regency Disclosure Schedule, but shall not include any Notification that constitutes a Required Consent.

          "Pre-Existing Environmental Matters" shall have the meaning given such term in Section 10.3(b)(vii).

          "Proceeding" shall mean any action, suit, claim, investigation, review or other judicial or administrative proceeding, at Law or in equity, before or by any Governmental Authority or arbitration proceeding.

          "Proposed Closing Statement" shall have the meaning given such term in
Section 2.3(b).

          "Purchase Price" shall have the meaning given such term in Section 2.2(a).

          "Purchase Price Deficit" shall have the meaning given such term in
Section 2.3(d)(i).

          "Purchase Price Surplus" shall have the meaning given such term in
Section 2.3(d)(i).

          "Purchased Assets" shall have the meaning given such term in Section 6.12.

          "Real Property Interests" shall mean all interests in real property used or held for use by any Regency Company, including fee properties, rights-of-way, Easements, surface use agreements, licenses and leases that are used or held for use in connection with the ownership, operation or maintenance of the assets owned by or leased by any Regency Company, and all fixtures, pipelines, gathering facilities, buildings and improvements located thereon or appertaining thereto that are owned or held by leasehold interest by any Regency Company.

          "Records" shall mean all Contract, land, title, engineering, environmental, operating, accounting, business, marketing, and other data, files, documents, instruments, notes, papers, ledgers, journals, reports, abstracts, surveys, maps, books, records and studies that relate to the ownership, operation or maintenance of the assets owned by any Regency Company.

          "Regency" shall have the meaning given such term in the opening paragraph of this Agreement.

          "Regency Benefit Program or Agreement" shall have the meaning given such term in Section 4.14(a).

          "Regency Company" shall mean any of Regency or any Regency Subsidiary and "Regency Companies" shall mean Regency and the Regency Subsidiaries, collectively.

          "Regency Disclosure Schedule" shall mean the disclosure schedules delivered by Regency to Buyer concurrently with the execution and delivery of this Agreement.

          "Regency Employee Benefit Plans" shall have the meaning given such term in Section 4.14(a).

          "Regency Gathering" shall mean Regency Gas Gathering and Processing LLC, a Delaware limited liability company and wholly-owned subsidiary of Regency.

          "Regency Indemnitees" shall have the meaning given such term in
Section 10.2.

          "Regency Intrastate" shall mean Regency Intrastate Gas LLC, a Delaware limited liability company and wholly-owned subsidiary of Regency.

          "Regency Liquids" shall mean Regency Liquids Pipeline LLC, a Delaware limited liability company and wholly-owned subsidiary of Regency.

          "Regency Marketing" shall mean Regency NGL Marketing LP, a Delaware limited partnership and indirect wholly-owned subsidiary of Regency.

          "Regency Midcon" shall mean Regency Midcon Gas LLC, a Delaware limited liability company and wholly-owned subsidiary of Regency.

          "Regency Plan" shall have the meaning given such term in Section 4.14(a).

          "Regency Subsidiaries" shall mean Gulf States, NGL GP, Regency Gathering, Regency Intrastate, Regency Liquids, Regency Marketing, Regency Midcon, Regency Treating, Regency Waha, Treating GP, Waha LP and Waha GP.

          "Regency Title Representations" shall mean the representations and warranties in Section 4.1(b), Section 4.l(d) and Section 4.1(f).

          "Regency Treating" shall mean Regency Gas Treating LP, a Delaware limited partnership and indirect wholly-owned subsidiary of Regency.

          "Regency Waha" shall mean Regency Gas Services Waha, LP, a Delaware limited partnership and indirect wholly-owned subsidiary of Regency.

          "Regency's Knowledge" or any similar term, shall mean the actual knowledge, after due inquiry, of each Officer and any other officer of Parent or any Regency Company having a title of vice president or higher.

          "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization.

          "Reimbursable Acquisition Expenditures" shall mean the amount of funds spent by any Regency Company, after the date of this Agreement and before the Closing

Date, on any Approved Acquisitions (including any funds spent on legal, accounting, and consulting fees and expenses in connection with any such Approved Acquisition).

          "Required Consents" shall have the meaning given such term in Section 4.5(a).

          "Restricted Cash" shall mean, as of 11:59 p.m. on the Measurement Date, the amount of cash of the Regency Companies that would be deemed to be "restricted" in accordance with GAAP as consistently applied by Regency in the preparation of the Audited Financial Statements: provided, however, that the amount so determined shall (whether or not in compliance with GAAP) include the following: (i) amounts held in escrow, (ii) restricted balances, (iii) the proceeds of any casualty loss with respect to any asset (to the extent any such asset has not been repaired or replaced or the liability for the repair or replacement of such asset has not been paid or accrued as a current liability) and (iv) proceeds of indemnification settlements to the extent that the indemnified losses have not been paid or accrued as current liabilities.

          "Retained Escrow Amount" shall have the meaning given such term in
Section 11.3.

          "Review Period" shall have the meaning given such term in Section 2.3(c).

          "Sample Balance Sheet" shall mean the sample calculation of Current Assets and Current Liabilities and sample calculation of Net Working Capital as of 11:59 p.m. on the Sample Balance Sheet Date as set forth on Schedule B attached hereto.

          "Sample Balance Sheet Date" shall mean July 31, 2004.

          "Schedule" shall mean the schedules referenced in this Agreement and attached hereto.

          "Severance Obligations" shall mean any payment or other obligation of any Regency Company or Parent to any officer, employee, manager, director, independent contractor or agent of any Regency Company, pursuant to any Contract with such officer, employee, manager, director, independent contractor or agent existing as of or prior to the Closing that would arise from the termination (including termination with or without cause and voluntary termination) of the position, office, employment or engagement of such Person upon or at any time after Closing, or that exists as of the Closing as a result of any such termination prior to Closing, including any severance, bonus, accrued vacation or tax indemnification obligations or other similar payments and the Regency Companies' portion of any Medicaid, Social Security or unemployment Taxes in respect of such payments, but excluding salary through the date of any such termination.

          "Severance Obligations Adjustment Amount" shall mean amounts payable with respect to Severance Obligations that exist as a result of a termination prior to or at Closing, and shall include all amounts payable under the Existing Employment and the

Existing Consulting Agreements as a result of their termination as contemplated by Section 6.5(c), to the extent not paid prior to 11:59 p.m. on the Measurement Date.

          "Straddle Period" shall mean any Taxable period beginning on or before and ending after the Closing Date.

          "Tax" or "Taxes" shall mean any tax, assessment, duty, fee, levy or similar charge assessed by any Governmental Authority, including any income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax or employment tax, together with and including, any and all interest, fines, penalties, assessments, and additions to Tax resulting from, relating to, or incurred in connection with any of those and any amount asserted as such by any Governmental Authority in or any contest or dispute thereof and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any Person.

          "Tax Return" shall mean any declaration, report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes including any schedule or attachment thereto, and including any amendment thereof.

          "Third Party Debt" shall mean all outstanding Indebtedness for borrowed money of any Regency Company from any Person other than another Regency Company.

          "Third Person" shall mean (i) any Person other than a Party or its Affiliates and (ii) any Governmental Authority.

          "Third Person Claim" shall have the meaning given such term in Section 10.5(c)

          "Third Person Protection Contracts" shall have the meaning given such term in Section 10.4(g).

          "Title Defect" shall mean any Lien, encroachment or defect associated with a Regency Company's title to the Assets, other than a Permitted Encumbrance, that causes any Regency Company's title thereto not to constitute good and marketable title to 100% of the right, title and interest in any Asset (or a valid leasehold interest in any Asset leased or represented as leased by any Regency Company from a Third Person).

          "Transaction Documents" shall mean this Agreement, the Escrow Agreement, the Noncompetition Agreements, the Mutual Releases, and any other Contract among the Parties that is expressly agreed by the Parties to constitute a Transaction Document for purposes of this Agreement.

          "Treating GP" shall mean Regency Treating GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of Regency.

          "Waha Acquisition Agreement" shall mean that certain Purchase and Sale Agreement dated January 29, 2004, by and between Duke Energy Field Services, LP, as seller, and Regency Waha, as buyer, including all exhibits and schedules thereto, as amended by that certain Amendment to Purchase and Sale Agreement dated March 1, 2004.

          "Waha GP" shall mean Regency Waha GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of Regency.

          "Waha LP" shall mean Regency Waha LP, LLC, a Delaware limited liability company and wholly-owned subsidiary of Regency.

          "Wells Fargo" shall mean Wells Fargo Bank, N.A., a national banking association.

          "Working Capital Deficit" shall mean the amount, if any, by which the Net Working Capital as reflected on the Final Closing Statement is less than the applicable Base Working Capital.

          "Working Capital Surplus" shall mean the amount, if any, by which Net Working Capital as reflected on the Final Closing Statement exceeds the Base Working Capital.

          "Worksite Employees" shall have the meaning given such term in Section 4.14(a).

     1.2 Other Definitional Provisions. As used in this Agreement, unless expressly stated otherwise or the context requires otherwise, (a) all references to an "Article," "Section," or "subsection" shall be to an Article, Section, or subsection of this Agreement, (b) the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof, (c) the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural, (d) the word "including" shall mean "including, without limitation" and (e) the word "day" or "days" shall mean a calendar day or days, unless denoted as a Business Day.

     1.3 Headings. The headings of the Articles and Sections of this Agreement and of the Schedules and Exhibits are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

     1.4 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

                                   ARTICLE II
                                 THE TRANSACTION

     2.1 The Transaction. Subject to and upon the terms and conditions of this Agreement, at the Closing, Parent shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Parent, all the Interests. At the Closing Parent shall deliver to Buyer the certificates evidencing the Interests duly endorsed, or with accompanying assignments duly executed by Parent.

     2.2 Purchase Price.

          (a) The aggregate purchase price to be paid by Buyer for the Interests shall be (i) $405,000,000 plus (ii) the sum of (A) Reimbursable Acquisition Expenditures, if any, (B) the Capital Expenditure Surplus, if any, and (C) the Working Capital Surplus, if any, minus (iii) the sum of (A) the Payoff Amount,
(B) the Capital Expenditure Deficit, if any, (C) the Working Capital Deficit, if any, and (D) to the extent unpaid prior to 11:59 p.m. on the Measurement Date, the Expenses, the Severance Obligations Adjustment Amount and the Change of Control Amounts (the "Purchase Price"). The Purchase Price shall be payable in the manner described in Section 2.2(b) and Section 2.3.

          (b) At the Closing, Buyer shall:

               (i) pay to Parent, by wire transfer of immediately available funds to the account designated in writing by Parent to Buyer at least two Business Days prior to Closing, an amount equal to the Estimated Purchase Price (the "Closing Parent Amount");

               (ii) deliver to the Escrow Agent, by wire transfer of immediately available funds, the Escrow Amount (the Closing Parent Amount and the Escrow Amount are collectively, the "Closing Amount");

               (iii) pay to each holder of any Third Party Debt, by wire transfer of immediately available funds to the account(s) designated by such Persons in the applicable Debt Payoff Letters, the amounts specified in the Debt Payoff Letters; and

               (iv) to the extent unpaid, pay to the payees of any Expenses, Change of Control Amounts and/or Severance Obligations Adjustment Amounts, by wire transfer of immediately available funds to the account(s) designated by such Persons in the applicable Expenses Payoff Letters, the amounts specified in the Expense Payoff Letters less, to the extent applicable, any Medicaid, Social Security, unemployment tax and other amounts required to be withheld; provided that any payment of Severance Obligations Adjustment Amounts and Change of Control Amounts shall be subject to receipt by Regency of the releases, if any, required, and the expiration, without revocation of such releases, of all time periods during which such release could be revoked, under the Existing Employment Agreements, the Phantom Stock Plan, the Bonus Plan or other Contract, Regency Employee Benefit Plan or other instrument pursuant to which such Severance Obligations Adjustment Amounts or Change of Control Amounts are payable.

     2.3 Adjustments.


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

          (a) Preparation of Estimated Closing Statement.

               (i) At least four Business Days prior to the Closing Date, Regency shall prepare in good faith and deliver to Buyer, at the sole expense of Regency, an estimated closing statement of Regency and the Regency Subsidiaries as of Closing Date (the "Estimated Closing Statement"), setting forth a detailed determination of the Estimated Purchase Price. The "Estimated Purchase Price" shall be $405,000,000 plus (A) the sum of (1) estimated amount of Reimbursable Acquisition Expenditures, if any, (2) the estimated amount of Capital Expenditure Surplus, if any, and (3) the estimated amount of Working Capital Surplus, if any, minus (B) the sum of (1) the Payoff Amount, (2) the estimated amount of Capital Expenditure Deficit, if any, (3) the estimated amount of Working Capital Deficit, if any, (4) the Escrow Amount, (5) to the extent unpaid prior to 11:59 p.m. on the Measurement Date, the Expenses, the Severance Obligations Adjustment Amount and Change of Control Amounts (based on amounts set forth in the Debt Payoff Letters and the Expense Payoff Letters, or, to the extent a Debt Payoff Letter or an Expense Payoff Letter has not been provided for a Third Party Debt, Change of Control Amount, Severance Obligations Adjustment Amount or Expense, an estimate of such amounts, and in each case subject to final determination in the preparation of the Final Closing Statement). The Estimated Closing Statement shall also set forth the resulting estimated Closing Parent Amount. Each estimation shall be made as of 11:59 p.m. on the Measurement Date.

               (ii) If Buyer has any questions or disagreements regarding the Estimated Closing Statement, Buyer shall contact Regency at least two Business Days prior to the Closing Date, and in such case Regency and Buyer shall in good faith attempt to resolve any disagreements. If Buyer and Regency agree on changes to the estimated Closing Parent Amount based on such discussions, then the Closing Parent Amount shall be paid at Closing based on such changes. If Buyer and Regency do not agree on changes to the estimated Closing Parent Amount, then the Closing Parent Amount shall be paid at the Closing based on the amounts set forth in the Estimated Closing Statement. In either such case, appropriate adjustments to the Purchase Price shall be made after the Closing pursuant to Sections 2.3(b), (c), and (d).

          (b) Preparation of Closing Statement. As soon as reasonably practicable after the Closing Date (and, in any event, within 90 days after the Closing Date), Buyer shall prepare and deliver to Parent, at the sole expense of Buyer, a closing statement of the Regency Companies as of 11:59 p.m. on the Measurement Date (the "Proposed Closing Statement"), setting forth the proposed final calculation of (i) Capital Expenditures, (ii) Net Working Capital, (iii) Reimbursable Acquisition Expenditures, if any, (iv) the Payoff Amount, (v) Expenses, the Severance Obligations Adjustment Amount and Change of Control Amounts, in each case, if any, (vi) the Purchase Price and (vii) the final Closing Parent Amount. If Buyer does not deliver the Proposed Closing Statement when required, Parent may prepare and deliver it to Buyer, and in such case, Buyer shall have Parent's objection rights under Section 2.3(c). Buyer shall provide Parent access to the Records in accordance with Section 6.4 in order to confirm Buyer's calculations or to prepare the Proposed Closing Statement, as the case may be.

          (c) Examination of Proposed Closing Statement. Parent shall review the Proposed Closing Statement to confirm the accuracy of the Proposed Closing Statement and Buyer's calculations. If Parent fails to give Buyer written notice of any disputed amounts within 30 days after Parent receives the Proposed Closing Statement (the "Review Period"), then the Proposed Closing Statement shall become the Final Closing Statement for purposes hereof. If Parent gives Buyer written notice of any disputed items within the Review Period, Buyer and Parent shall attempt in good faith to agree on any adjustments that should be made to the Proposed Closing Statement. If Buyer and Parent fail to resolve any disputed amounts within 60 days after Parent receives the Proposed Closing Statement, Buyer and Parent will engage the Audit Firm to resolve any such disputed matters in accordance with the terms of this Agreement, and in connection with such engagement Buyer, Regency and Parent shall execute any engagement, indemnity and other agreements as the Audit Firm may require as a condition to such engagement. The Parties shall cooperate diligently with any reasonable request of the Audit Firm in an effort to resolve any disputed matter as soon as reasonably possible after the Audit Firm is engaged. If possible, the decision of the Audit Firm shall be made within 30 days after being engaged and shall be final and binding on the Parties. The Proposed Closing Statement shall be revised, if necessary, to reflect the final determination of (i) Capital Expenditures, (ii) Net Working Capital, (iii) Reimbursable Acquisition Expenditures, if any, (iv) the Payoff Amount, (v) Expenses, the Severance Obligations Adjustment Amount and Change of Control Amounts, if any, (vi) the Purchase Price, and (vii) the final Closing Parent Amount (the final form of the Proposed Closing Statement, including any revisions which are made thereto pursuant to this Section 2.3(c), is referred to herein as the "Final Closing Statement").

          (d) Adjustments.

               (i) If the Purchase Price as reflected on the Final Closing Statement is less than the Closing Amount (the amount of such shortfall, if any, is hereinafter referred to as the "Purchase Price Deficit"). Parent shall, within five Business Days after the final determination of the Final Closing Statement, pay Buyer an amount equal to the Purchase Price Deficit. If Parent shall not pay Buyer an amount equal to the Purchase Price Deficit within five Business Days after the final determination of the Final Closing Statement, each Parent Member (based on its respective ownership of Parent as set forth on Schedule A), shall pay Buyer (within ten Business Days after final determination of the Final Closing Statement) its respective proportionate share of the Purchase Price Deficit (and each Partner, based on its respective ownership of the Partnership as set forth on Schedule A, shall pay to Buyer its respective proportionate share of the Partnership's proportionate share of any Purchase Price Deficit payable by the Partnership pursuant hereto in the event the Partnership fails to timely pay such amount). If any Parent Member or any Partner shall not timely deliver to Buyer its respective proportionate share of the amount of the Purchase Price Deficit, Buyer shall be entitled to recover such amounts not timely paid from the Escrow Fund and enforce its rights under this Section 2.3(d)(i) to require each such Parent Member and Partner who shall have failed to deliver its respective proportionate share of the amount of the Purchase Price Deficit to contribute to the Escrow Fund an amount such Parent Member or such Partner was required to pay as provided herein.

               (ii) If the Purchase Price as reflected on the Final Closing Statement is greater than the Closing Amount (the amount of such excess is hereinafter referred to as the "Purchase Price Surplus"), Buyer shall pay Parent an amount equal to the Purchase Price Surplus. The Purchase Price Surplus, if any, shall be paid by Buyer to Parent within five Business Days after of the final determination of the Final Closing Statement.

               (iii) The determination of the Purchase Price Deficit or the Purchase Price Surplus, as the case may be, shall be made by Buyer and Parent as promptly as practicable following the final determination of the Final Closing Statement.

          (e) No Duplicative Effect. The provisions of this Section 2.3 and of any other Transaction Document shall apply in such a manner so as not to give the components and calculations duplicative effect to any item of adjustment and, except as otherwise expressly provided in this Agreement or as described in the Sample Balance Sheet, the Parties covenant and agree that no amount shall be (or is intended to be) included, in whole or in part (either as an increase or reduction) more than once in the calculation of (including any component of) Capital Expenditures, Net Working Capital, Reimbursable Acquisition Expenditures, if any, Expenses, the Severance Obligations Adjustment Amount or Change of Control Amounts, in each case, if any, or the Purchase Price, or any other calculated amount pursuant to this Agreement if the effect of such additional inclusion (either as an increase or reduction) would be to cause such amount to be overstated or understated for purposes of such calculation. The Parties acknowledge and agree that if there is a conflict between a determination, calculation or methodology set forth in the Sample Balance Sheet, on the one hand, and those provided by GAAP, on the other hand, the determination, calculation or methodology set forth in the Sample Balance Sheet, shall control to the extent that the matter is included in the Sample Balance Sheet as a line item or specific adjustment and (ii) the determination, calculation or methodology prescribed by GAAP shall control to the extent the matter is not so addressed in the Sample Balance Sheet or requires reclassification as an asset or liability to be included in a line item or specific adjustment.

          (f) Fees and Expenses of the Audit Firm. If the Parties submit any disputed amounts to the Audit Firm for resolution as provided in Section 2.3(c) above, the fees and expenses of the Audit Firm (the "Audit Fees") will be paid by and apportioned between Buyer and the Parent based on the aggregate dollar amount of the amount in dispute and the relative recovery as determined by the Audit Firm of Parent and Buyer, respectively. The Parent and Buyer shall promptly, and in any event within five Business Days after the final determination of the Final Closing Statement, pay to the Audit Firm the amount of Audit Fees payable by Parent and Buyer pursuant to the preceding sentence. If Parent shall not pay the Audit Firm its portion of the Audit Fees within five Business Days after the final determination of the Final Closing Statement, each Parent Member (based on its respective ownership of Parent as set forth on Schedule A) shall pay Buyer (within ten Business Days after final determination of the Final Closing Statement) its respective proportionate share of Parent's proportionate share of the Audit Fees (and each Partner, based on its respective ownership of the Partnership as set forth on Schedule A, shall be obligated to pay to Buyer its respective proportionate share of the Partnership's proportionate share of the Audit Fees payable by the Partnership pursuant hereto in the event the Partnership fails to timely pay such amount). If any Parent Member or any Partner shall not timely deliver to the Audit Firm its respective proportionate share of the amount of the Audit Fees owed by the Parent, Buyer shall be entitled to recover such amounts not timely paid from the Escrow Fund, and enforce its rights under this
Section 2.3(f) to require each such Parent Member and Partner who shall have failed to deliver its respective proportionate share of the amount of the Audit Fees to contribute to the Escrow Fund an amount (without duplication) such Parent Member or such Partner was required to pay as provided herein.

          (g) Parent Holdback. As security to Buyer for the performance of its obligations under Sections 2.3(d) and under Section 2.3(f). Parent shall, until the amount of any Purchase Price Deficit and Audit Fees for which Parent is responsible under Sections 2.3(d) and Section 2.3(f) has been paid or, if none, then the date of delivery of the Final Closing Statement, maintain (A) Parent's limited liability company existence and (B) liquid assets of not less than $2,000,000 to satisfy its potential obligation to pay Buyer any Purchase Price Deficit and to pay any Audit Fees under Section 2.3(f).

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT,
                           PARENT MEMBERS AND PARTNERS

     3.1 Partnership and Partner Representations. The Partnership and each Partner severally, and not jointly, represents and warrants to Buyer that, except as set forth in Section 3.1 to the Regency Disclosure Schedule:

          (a) The Partnership is a limited partnership duly organized, validly existing and in good standing (to the extent such concepts exist under the Laws of the Cayman Islands) under the Laws of the Cayman Islands, with all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as it is now conducted.

          (b) Schedule A attached hereto sets forth a true and correct description of all Partnership Interests owned by each Partner, and such Partner owns such Partnership Interest of record and beneficially.

          (c) The Partnership and such Partner has the full right, power and authority to enter into this Agreement and the Transaction Documents to which it is or shall be a party. This Agreement and the other Transaction Documents to which the Partnership and/or such Partner is a party to be executed concurrently herewith have been duly executed and delivered by the Partnership and/or such Partner, as applicable, and each other Transaction Document to which the Partnership and/or such Partner will be a party at Closing will have been duly executed and delivered by the Partnership and/or such Partner, as applicable, and (assuming due authorization, execution and delivery hereof by the other Parties hereto) such Transaction Documents constitute, or, if not yet executed, at Closing will constitute, legal, valid and binding obligations of the Partnership and such Partner, enforceable against the Partnership and such Partner in accordance with their terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

          (d) The Partnership and such Partner is not a party to, subject to or bound by any Contract, any Law or Regulation or any Order which would prevent the execution or delivery by the Partnership or such Partner of this Agreement or any other Transaction Document to which it is or as of the Closing will be a party or the performance by such Party of its obligations under each Transaction Document to which it is, or at Closing will be, a party in accordance with its terms.

          (e) Except as set forth in Section 4.12 of the Regency Disclosure Schedule, no investment banker, broker, finder or other Person is entitled to any brokerage or finder's fees or similar commission in respect thereof based in any way on Contracts made by or on behalf of the Partnership or such Partner.

          (f) All of the Partnership's outstanding Equity Interests are owned of record by the Partners in the percentages set forth on Schedule A. Except for the Partnership Interests set forth on Schedule A, there are not, and on the Closing Date there will not be, outstanding any other Equity Interests of the Partnership.

     The Representations and Warranties made by the Partnership and the Partners in this Section 3.1 are made in recognition of Buyer's reliance on the undertakings made by the Partnership and each Partner in this Agreement and in any Transaction Document to which it is or at Closing will be a party.

     3.2 Parent Representations. Parent represents and warrants to Buyer that, except as set forth in Section 3.2 to the Regency Disclosure Schedule:

          (a) Parent has good and valid record and beneficial title to the Interests, free and clear of any and all Liens. Schedule A attached hereto sets forth a true and correct description of all Interests owned by Parent, which Interests constitute all of the outstanding Equity Interests in Regency. Upon the Closing, Buyer will acquire good title to all of the issued and outstanding Interests, free and clear of any Liens, other than any Liens created by Buyer.

          (b) Parent has the full right, power and authority to enter into this Agreement and the Transaction Documents to which it shall be a party and to transfer, convey and sell to Buyer at the Closing the Interests. This Agreement and the other Transaction Documents to which it is a Party to be executed concurrently herewith by Parent have been duly executed and delivered by Parent, and each other Transaction Document to which it will be a party at Closing will have been duly executed and delivered by it, and (assuming due authorization, execution and delivery hereof by the other party hereto) such Transaction Documents constitute, or, if not yet executed, at Closing will constitute, legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.


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

          (c) Parent is not a party to, subject to or bound by any Contract, any Law or Regulation or any Order which would prevent the execution or delivery of this Agreement by Parent, the transfer, conveyance and sale of the Interests to Buyer pursuant to the terms hereof or the performance by Parent of its obligations under this Agreement each other Transaction Document to which it is, or at Closing will be, a Party in accordance with its terms.

          (d) Except for the requirements of the HSR Act, no filing or registration with, no waiting period imposed by and no Authorization of any Governmental Authority is required under any Law applicable to Parent to permit Parent to execute, deliver or perform this Agreement and the other Transaction Documents to which Parent is or shall be a party or any instrument required hereby or thereby to be executed and delivered by it at Closing.

          (e) Except as set forth in Section 4.12 of the Regency Disclosure Schedule, no investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Parent.

          (f) All of Parent's outstanding Equity Interests are owned of record by the Parent Members. At least two Business Days prior to the Closing Date, the Parent Members will deliver to Buyer a supplement to Schedule A setting forth, as of the Closing Date, the ownership percentage of each Parent Member in Parent. There are not, and on the Closing Date there will not be, outstanding any Equity Interests of the Parent other than Equity Interests owned by the Parent Members.

     3.3 Parent Member Representations. Each Parent Member severally, and not jointly, represents and warrants to Buyer that, except as set forth in Section
3.3 to the Regency Disclosure Schedule.

          (a) All of Parent's outstanding Equity Interests are owned of record by the Parent Members. At least two Business Days prior to the Closing Date, the Parent Members will deliver to Buyer Schedule A setting forth, as of the Closing Date, the ownership percentage of each Parent Member in Parent. There are not, and on the Closing Date there will not be, outstanding any Equity Interests of Parent other than Equity Interests owned by the Parent Members.

          (b) Such Parent Member has the full right, power and authority to enter into this Agreement and the Transaction Documents to which it is or shall be a party. This Agreement and the other Transaction Documents to which the such Parent Member is a party to be executed concurrently herewith have been duly executed and delivered by such Parent Member, and each other Transaction Document to which it will be a party at Closing will have been duly executed and delivered by it, and (assuming due authorization, execution and delivery hereof by the other Parties hereto) such Transaction Documents constitute, or, if not yet executed, at Closing will constitute, legal, valid and binding obligations of such Parent Member, enforceable against such Parent Member in accordance with their terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

          (c) Such Parent Member is not a party to, subject to or bound by any Contract, any Law or Regulation or any Order which would prevent the execution or delivery by such Parent Member of this Agreement or any other Transaction Document to which it is or as of the Closing will be a party or the performance by such Parent Member of its obligations under each Transaction Document to which it is, or at Closing will be, a party in accordance with its terms.

          (d) Except as set forth in Section 4.12 of the Regency Disclosure Schedule, no investment banker, broker, finder or other Person is entitled to any brokerage or finder's fees or similar commission in respect thereof based in any way on Contracts made by or on behalf of the such Parent Member.

     The Representations and Warranties made by the Parent Members in this
Section 3.3 are made in recognition of Buyers reliance on the undertakings made by the each Parent Member in this Agreement and in any Transaction Document to which it is or at Closing will be a party.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF REGENCY

     Except as set forth in the Regency Disclosure Schedule, Regency represents and warrants to Buyer as follows:

     4.1 Organization, Good Standing, Authority, Capitalization.

          (a) Regency is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as it is now being conducted and to own, operate and lease the assets it now owns, operates or holds under lease. Regency is duly qualified to transact business and is in good standing in Delaware. All the outstanding membership interests of Regency have been duly authorized and validly issued and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person. Regency is duly qualified to do business as a foreign limited liability company in good standing in each jurisdiction set forth on Section 4.1 (a) of the Regency Disclosure Schedule, which are all the jurisdictions in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, except jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on Regency.

          (b) Regency, directly or indirectly through another Regency Subsidiary, owns, of record and beneficially, all of the outstanding Equity Interest of each other Regency Subsidiary. The Regency Subsidiaries are the only corporations, limited partnerships, limited liability companies and other Persons in which Regency owns, directly or indirectly, an Equity Interest.

          (c) Each Regency Subsidiary is duly organized or incorporated, validly existing and in good standing under the Laws of its respective jurisdiction of organization or incorporation, is duly qualified to do business as a foreign limited liability company, limited partnership or corporation in good standing to conduct business in each jurisdiction set forth opposite such Regency Subsidiary's name on Section 4.1(c) of the Regency Disclosure Schedule, which are all the jurisdictions in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, except jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on Regency. Each Regency Subsidiary has the requisite power and authority (as a corporation, limited partnership or limited liability company) to carry on its respective business as it is now being conducted and to own, operate and lease the assets it now owns, operates or holds under lease.

          (d) All the outstanding shares of capital stock, partnership interests, membership interests and other Equity Interests of each Regency Subsidiary (i) have been duly authorized and validly issued (and with respect to Gulf States, are fully paid and non-assessable), (ii) were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase of any Person and (iii) are owned of record and beneficially by Regency or another Regency Subsidiary, free and clear of all Liens other than those set forth in Section 4.1(d) of the Regency Disclosure Schedule.

          (e) Regency has heretofore made available to Buyer true and complete copies of the Organizational Documents of each of Regency and the Regency Subsidiaries. Section 4.1(e) of the Regency Disclosure Schedule sets forth a true and complete list of the Regency Subsidiaries together with (A) a specification of the nature of the legal organization of each such entity, and
(B) the jurisdiction of organization of each such entity and (C) the authorized, issued and outstanding Equity Interest and record and beneficial owner thereof of each Regency Subsidiary.

          (f) All of the outstanding membership interests and other Equity Interests of Regency are owned of record by Parent and, except as set forth on Schedule A, there are no outstanding Equity Interests in Regency. All of such membership interests and other Equity Interests, if any, of Regency will be transferred, directly or indirectly, to Buyer, free and clear of any and all Liens other than those created by Buyer. No shares or other membership interests or other Equity Interests of Regency are reserved for issuance. Except for the Interests, there are not, and on the Closing Date there will not be, outstanding or in existence (i) any other Equity Interests of Regency or (ii) any Equity Interest Equivalents of Regency.

     4.2 Enforceability. This Agreement constitutes and each of the other Transaction Documents to which Regency is or shall be a party will constitute a valid and binding obligation of Regency, enforceable against Regency in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

     4.3 No Conflicts.


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

          (a) The execution, delivery and performance by Regency of this Agreement and the other Transaction Documents to which Regency is or shall be a party and the consummation of the transactions contemplated hereby and thereby by Regency, will not conflict with or violate the Organizational Documents of Regency or any of the Regency Subsidiaries.

          (b) Assuming the effectuation of all filings and registrations with, the termination or expiration of any applicable waiting periods imposed by and the receipt of all Authorizations and Orders of Governmental Authorities indicated as required in Section 4.3(b) of the Regency Disclosure Schedule, neither the execution and delivery by Regency of this Agreement, any other Transaction Documents to which Regency is or shall be a party or any instrument required hereby or thereby to be executed and delivered by it at Closing nor the performance by Regency of its obligations hereunder or thereunder will conflict with, violate or breach the terms of, cause a default (without or without notice or lapse of time or both) or give rise to right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien on any of the Assets of any Regency Company under (A) any Law, Regulation or Order applicable to any Regency Company, (B) the Organizational Documents of any Regency Company or (C) any Contract to which any Regency Company is a party or by which it or any of its properties or assets is bound, other than, in the case of clause (A) or (C), any such conflict, violation, breach, default, right, loss of benefit, or creation of Lien that, individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect on Regency.

     4.4 Regulation and Authorizations. Except as set forth in Section 4.4 of the Regency Disclosure Schedule, during Regency's period of ownership and to Regency's Knowledge (i) no Regency Company has engaged in any activities that would subject any Regency Company, its activities, or its facilities to the NGA jurisdiction of the FERC, and (ii) all of the facilities of the Regency Companies used to transport natural gas are intrastate pipelines or "gathering" facilities within the meaning of the NGA and/or NGPA. Except as set forth in
Section 4.4 of the Regency Disclosure Schedule, the representations made by Regency and the Regency Subsidiaries during the period of Regency's ownership concerning the jurisdictional status of their facilities and operations to natural gas purchasers and interstate or intrastate pipelines in order to effect sales or to facilitate transportation transactions (whether for Regency, any Regency Subsidiary or any Third Person) were when made and are true and correct in all material respects, and Regency and the Regency Subsidiaries have complied in all material respects with the terms and conditions of such sales, transportation or interconnect or similar arrangements (including "on behalf of" certificates).

     4.5 Consents and Authorizations.

          (a) Except for (i) Post-Closing Notifications, (ii) HSR Approval and
(iii) as set forth in Section 4.5(a) of the Regency Disclosure Schedule (the "Required Consents"), no Authorization, Notification or any consent, waiver, permission, authorization or approval of, or exemption by, or the giving of notice to any Third Person, is necessary for Regency to execute, deliver and perform this Agreement and the other Transaction Documents to which it is or it shall be a party other than such Authorizations, consents, waivers, permission, authorization or approvals or exemptions or notices which if not obtained or given, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Regency.

          (b) Each Regency Company possesses all material Authorizations, including all certificates of public convenience and necessity and rate authorizations required by the FERC and the Governmental Authority of each state with jurisdiction over such matters, as are necessary to carry on its businesses as currently conducted. Such Authorizations are in full force and effect and, to Regency's Knowledge, have not been violated in any material respect and no suspension, revocation or cancellation thereof has been threatened. To Regency's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to constitute or result in a material violation by Regency or any of the Regency Subsidiaries of, or a material failure on the part of any member thereof to comply with the terms of, any such Authorization. Except as set forth on Section 4.5(b) of the Regency Disclosure Schedule, neither Regency nor any of the Regency Subsidiaries has received from any Governmental Authority written notification that any such Authorizations (i) are not in full force and effect,
(ii) have been violated in any material respect or (iii) are subject to any suspension, revocation, modification or cancellation. Except as set forth on
Section 4.5(b) of the Regency Disclosure Schedule, there is no Proceeding pending or, to Regency's Knowledge, threatened regarding suspension, revocation, modification or cancellation of any of such Authorizations.

     4.6 Properties.

          (a) Regency and the Regency Subsidiaries, individually or together, have title to all of the properties reflected in the Consolidated Balance Sheet (other than any properties reflected in the Consolidated Balance that have been sold or otherwise disposed of since the date of the Consolidated Balance Sheet without breaching any of Section 4.15(b), Section 4.15(c) or Section 6.1(b)) and all other assets (including Real Property Interests) owned by them or held by them under valid leaseholds (the "Assets") free and clear of all Title Defects, other than the Pipeline Assets, as to which they have such title or interest as is sufficient to enable them to conduct their business as currently conducted without material interference. Neither Regency nor any of the Regency Subsidiaries has received any written notice of any adverse claim to the title to any material properties owned by it or with respect to any lease under which any material properties are held by it. To Regency's Knowledge, there are no assessments against the Assets for public improvements. As of the date of this Agreement, there has been no actual or, to Regency's Knowledge, threatened taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or, to Regency's Knowledge, the threat of condemnation.

          (b) The Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are used or necessary for use in connection with the operation of the business of the Regency Companies consistent with past practice and as currently operated. The personal property owned or leased by the

Regency Companies is sufficient to enable them to conduct their business as currently conducted. There are no preferential or similar rights to purchase any material Asset or material portion of the Assets.

          (c) None of the matters set forth in Section 1 of Section 4.6 of the Regency Disclosure Schedule has had or will have an adverse effect on the ability of the Regency Companies to conduct their business as currently conducted without material interference.

     4.7 Taxes. Except as set forth in Section 4.7 of the Regency Disclosure
Schedule:

          (a) All Taxes payable by or imposed against any Regency Company have been timely and fully paid. Each Regency Company has duly complied with all withholding Tax and Tax deposit requirements imposed on them and their respective assets.

          (b) All Tax Returns that are required to have been filed for, by, on behalf of or with respect to each Regency Company have been duly and timely filed with the appropriate Governmental Authority and all such Tax Returns are correct and complete in all material respects.

          (c) To Regency's Knowledge, (i) no Regency Company is under audit or examination by any Governmental Authority with respect to Taxes, (ii) there are no Claims or Proceedings now pending or threatened against any Regency Company with respect to any Tax or any matters under discussion with any Governmental Authority relating to any Tax, (iii) there are no Claims for any additional Tax and no assessment, deficiency or adjustment has been asserted by any Governmental Authority against any Regency Company, and (iv) no claim has ever been made by a Governmental Authority in a jurisdiction where the Regency Companies do not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

          (d) There are no outstanding Contracts or waivers extending the statutory period of limitation applicable to (a) the filing of any Tax Return by or with respect to, or (b) any claim for, or the period for the collection or assessment of, Taxes due from or with respect to, any Regency Company for any taxable period.

          (e) No Regency Company has agreed to make any material adjustment pursuant to Section 481 (a) of the Code (or any similar provision of foreign, state or local law or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any Governmental Authority requesting permission for any changes in any accounting method of any Regency Company.

          (f) No Regency Company will be required to include in any period ending after the Closing Date any income that accrued in a prior period but was not recognized in any prior period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or the cash method of accounting.

          (g) None of the Regency Companies (a) has been a member of an affiliated, consolidated, combined, unitary or similar group filing a consolidated federal income Tax Return, or (b) has any liability for the Taxes of any Person (other than another Regency Company).

          (h) No Regency Company is a party to, is bound by, or has any obligation under, any Tax sharing agreement, Tax allocation agreement or similar Contract.

          (i) No Regency Company has executed or entered into with the IRS, or any other Governmental Authority, a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in Tax deductions or Tax credits for, any Regency Company for any taxable period ending after the Closing Date.

          (j) No Regency Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.

          (k) From and at all times since its inception, Regency has been classified as a disregarded entity for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3 and all Tax Returns have been prepared consistently therewith. All of the Regency Subsidiaries, other than Gulf States, from and at all times since their inception, have been classified as entities disregarded from Regency for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3 and all Tax Returns have been prepared consistently therewith.

     4.8 Compliance with Laws.

          (a) Each Regency Company is in compliance in all material respects with all applicable Laws and Regulations and no Regency Company has received specific written notice from any Governmental Authority that it is not in compliance in any material respects with any applicable Law. Notwithstanding anything herein to the contrary, the provisions of this Section 4.8 shall not relate to or cover Environmental Laws.

          (b) Subject to Section 4.4. no provision of any Law, Regulation or Order applicable to any Regency Company (i) would preclude any Regency Company from charging and collecting, without the necessity for approvals of any Governmental Authority and without refund obligation, market based rates for gathering, transporting, treating, processing, compressing, purchasing, or selling Hydrocarbons; (ii) would preclude any Regency Company from constructing additions to, modifications of or interconnections with Third Persons with respect to, its gathering, transportation, treating, processing or compression facilities; or (iii) has required or could reasonably be expected to require any Regency Company to make refunds of amounts collected for sales or services.

          (c) Except as set forth in Section 4.8(c) of the Regency Disclosure Schedule, none of the Regency Companies is engaged in any natural gas or other futures or options trading or is a party to any price swaps, hedges, futures or similar instruments.

     4.9 Insurance. Section 4.9 of the Regency Disclosure Schedule sets forth a list, including the name of the insurer, the risks insured, and related limits of the insurance policies currently maintained by the Regency Companies. All such policies are in full force and effect. There is no material claim outstanding under any such insurance policy and to Regency's Knowledge, no event has occurred, and no circumstance or condition exists, that has given rise to or serves as the basis for or (with or without notice or lapse of time) could reasonably be expected to give rise to or serve as the basis for any such claim under any such policy. No Regency Company has received any written notice from any insurer or reinsurer of any reservation of rights with respect to pending or paid claims. No Regency Company is a party to any Contract, and the insurance policies listed on Section 4.9 of the Regency Disclosure do not contain any provision, that would affect the rights of any Regency Company under such insurance policies upon or as a result of the consummation of the transactions contemplated by this Agreement.

     4.10 Material Contracts.

          (a) Section 4.10 of the Regency Disclosure Schedule contains a description of all Material Contracts. A true, correct and complete copy of each Material Contract has been made available to Buyer. None of the Regency Companies has received from any other party to a Material Contract any written notice, or to Regency's Knowledge any oral notice, of any material breach or material violation by any Regency Company of any Material Contract or termination or intention to terminate such Material Contract and, to Regency's Knowledge, no event has occurred which (with notice or lapse of time, or both) would constitute a default or an event of default by any Regency Company under the terms of any Material Contract or give any Regency Company or any other party to a Material Contract the right to terminate or modify the terms of such Material Contract. The Regency Companies have performed all of their material obligations under the Material Contracts. Except as listed in Section 4.10 of the Regency Disclosure Schedule, (a) each of the Material Contracts is enforceable and in full force and effect and constitutes a legal, valid and binding obligation of the Regency Company a party thereto and, to Regency's Knowledge, each other party thereto and (b) to Regency's Knowledge, no other party to any Material Contract is in material breach of the terms, provisions or conditions of such Material Contract.

          (b) A copy of each Contract entered into between any Regency Company and El Paso or any Affiliate of El Paso after the date of the El Paso Acquisition Agreement, and any Contract currently being negotiated and proposed to be entered into among such parties, including without limitation any such Contract regarding the resolution of responsibility or liability for the remediation or other clean-up of any Pre-existing Environmental Matters, is listed on Schedule 4.10 of the Regency Disclosure

Schedule and true and correct copies of each such Contract (or the current version of each such Contract currently being negotiated), has been made available to Buyer.

     4.11 Intellectual Property. Except as set forth in Section 4.11 of the Regency Disclosure Schedule, there are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property ("Intellectual Property"), that are necessary for the operation, or continued operation, of the business of any Regency Company, or for the ownership and operation, or continued ownership and operation, of any assets of any Regency Company, for which the Regency Companies do not hold valid and continuing authority in connection with the use thereof. No Regency Company has received any written notice of infringement, misappropriation or conflict with respect to Intellectual Property from any Person with respect to the operation of the Assets owned by any Regency Company.

     4.12 Broker's or Finder's Fees. Except as set forth in Section 4.12 of the Regency Disclosure Schedule, no investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect of the transactions contemplated by this Agreement or any Transaction Document based in any way on agreements, arrangements or understandings made by or on behalf of any Regency Company.

     4.13 Employees.

          (a) Except as set forth in Section 4.13(a) of the Regency Disclosure Schedule, none of the Regency Companies has agreed to recognize any labor union or other collective bargaining representative and, to Regency's Knowledge, no labor union or other collective bargaining representative claims to or is seeking to represent any employees of the Regency Companies. To Regency's Knowledge, no union organizational campaign or representation petition is currently pending with respect to any employees of any Regency Company.

          (b) Except as set forth in Section 4.13(b) of the Regency Disclosure Schedule, no Regency Company is a party to or bound by any collective bargaining agreement, other labor contract or individual agreement applicable to any employees of the Regency Companies. No collective bargaining agreements, other labor contract or individual agreements relating to any employees of the Regency Companies are being negotiated.

          (c) There is no labor strike or labor dispute, slow down, lockout or stoppage actually pending or, to Regency's Knowledge, threatened against or affecting the Regency Companies, and none of the Regency Companies has experienced any labor strikes or material labor disputes, slowdowns, lockouts or stoppages. None of the Regency Companies is engaged, nor has engaged, in any unfair labor practices, and has not had any, unfair labor practice charges or complaints before any Governmental Authority pending or, to Regency's Knowledge, threatened against any Regency Company. None of the Regency Companies has had any grievances, arbitrations, or other proceedings arising or asserted to arise out of or under any employment or similar

Contract or individual Contract, pending or, to Regency's Knowledge, threatened, against any of them.

          (d) Except as provided in Section 4.13(d) of the Regency Disclosure Schedule, none of the Regency Companies is a party to any Contract or subject to any requirement that are, in any way, inconsistent with such employees' possible future status with Buyer or any Regency Company as employees-at-will who may be terminated at any time without cause or notice, except as otherwise provided by applicable Law.

     4.14 Employee Benefit Plans.

          (a) Regency has entered into an agreement with Administaff pursuant to which Administaff provides personnel management services to Regency and the other Regency Companies and Administaff and Regency are treated as co-employers of individuals performing employee-type services to Regency (the "Worksite Employees").

          (b) Section 4.14(b) of the Regency Disclosure Schedule sets forth a complete and accurate list of each of the following (whether oral or in writing) which is or has been sponsored, maintained or contributed to since January 1, 2001 by Regency or any trade or business, whether or not incorporated, that together with Regency would be considered affiliated with Regency under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(l) of ERISA (an "ERISA Affiliate") for the benefit of any person who, as of the Closing, is a current or former Worksite Employee or employee or subcontractor of Regency: (i) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each, a "Regency Plan"); and (ii) each equity compensation, bonus, incentive award, severance, deferred compensation, executive compensation, supplemental income, retiree benefit, fringe benefit (whether or not taxable), employee loan, vacation, or change of control plan, policy or agreement, each employment and consulting agreement, each personnel policy and each other employee benefit plan, contract, program or practice which is not described in Section 4.14(b)(i) (each, a "Regency Benefit Program or Agreement") (such Regency Plans and Regency Benefit Programs or Agreements are sometimes collectively referred to in this Agreement as the "Regency Employee Benefit Plans").

          (c) Regency has furnished to the Buyer true, correct and complete copies of (i) all documentation made available to Worksite Employees by Administaff with respect to the Regency Employee Benefit Plans, (ii) the Administaff 401 (k) Plan, the favorable determination letter for the Administaff 401(k) Plan issued by the Internal Revenue Service on September 8, 2004, and Form 5500 filed with respect to such plan for its 2003 plan year, (iii) the Phantom Stock Plan, (iv) the Bonus Plan, and (v) all agreements with Administaff (each, an "Administaff Agreement").

          (d) Neither Regency nor any ERISA Affiliate contributes to or has an obligation to contribute to, nor has at any time since January 1, 2001, contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any other plan subject to Title IV of ERISA; Regency and each ERISA Affiliate has performed all obligations, whether arising by operation of law or by contract, including ERISA and the Code, required to be performed by it in connection with the Regency Employee Benefit Plans and Administaff Agreements, and there have been no material defaults or violations by any other party to the Regency Employee Benefit Plans or Administaff Agreements; each of the Regency Plans intended to be qualified under Section 401 (a) of the Code has received a favorable determination letter from the IRS regarding such qualified status and has not been amended, operated or administered in a way which would adversely affect such qualified status; there are no actions, suits or claims pending (other than routine claims for benefits) or, to Regency's Knowledge, contemplated or threatened against, or with respect to, any of the Regency Employee Benefit Plans or their assets; and Regency and the ERISA Affiliates have no liabilities or other obligations, whether actual or contingent, under any Regency Employee Benefit Plan for post-employment benefits of any nature (other than continuation coverage under the requirements of Section 4980B of the Code and Sections 601-609 of ERISA).

          (e) Except as set forth in Section 4.14(e) of the Regency Disclosure Schedule, neither the execution or delivery of this Agreement or the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will result in any payment becoming due to any employee or group of employees of Regency.

          (f) Section 4.14(f) of the Regency Disclosure Schedule sets forth (i) the name of each employee of any Regency Company that might be entitled to a payment pursuant to the requirements of Section 7.14(e)(i) of the Waha Acquisition Agreement if such employee's employment were terminated within one year of the closing of the Waha Acquisition Agreement and as of the date of this Agreement, the amount that would be payable to each such employee and (ii) all other Change of Control Amounts and Severance Obligations, to the extent not otherwise set forth on Sections 6.5(a) and 6.5(b) of the Regency Disclosure Schedule.

     4.15 Financial Statements; Absence of Undisclosed Liabilities,

          (a) Regency has delivered to Buyer the following:

               (i) the audited consolidated balance sheet (the "Consolidated Balance Sheet") and related audited consolidated income statements, statements of cash flows and statements of changes in member interest of Regency and its subsidiaries (for the period from inception, April 2, 2003 through December 31, 2003, together with the notes thereto and the related audit report of Deloitte & Touche LLP) (the "Audited Financial Statements"); and

               (ii) the unaudited consolidated balance sheet and related unaudited consolidated income statements, statements of cash flows and statements of changes in member interest of Regency and its subsidiaries (for the seven-month period ended July 31, 2004) (the "Interim Financial Statements"). The Audited Financial Statements and the Interim Financial Statements are hereinafter referred to, collectively, as the "Financial Statements."

          (b) The Financial Statements have been prepared in accordance with the books and records of Regency and the Regency Subsidiaries. Each of the balance sheets included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Regency and the Regency Subsidiaries, as of the date thereof, and each of the consolidated income statements, statements of cash flows and statements of changes in member interests included in the Financial Statements (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, cash flows and changes in member interests, as the case may be, of Regency and the Regency Subsidiaries for the periods set forth therein, in each case in accordance with GAAP, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and the absence of notes or other textual disclosures required under GAAP which are not, indirectly or in the aggregate, material. Regency has informed Buyer that: (a) imbalances and line losses or line gains may occur from time to time, causing the sums or gas volumes payable or receivable under the Contracts of the Regency Companies to increase or decrease after the date of invoice (collectively, "Future Adjustments"), (b) it is common industry practice to discover Future Adjustments through meter readings, calculations, integrations and adjustments performed substantially after a particular gas purchase, sale, transportation, gathering, processing or treating transaction has been completed, invoiced for and settled by payment, (c) when a Future Adjustment is discovered, it is common in gas industry contracts to require the parties to correct the Future Adjustment by making adjusted deliveries or payments as required to settle all accounts based on the actual volumes delivered, transported, gathered, processed, treated or received, and (d) the Financial Statements were prepared based on the Regency Companies' invoiced volumes and have not been adjusted for, and no amounts have been reserved for, Future Adjustments that may be required under any Regency Company's Contracts; provided, however, Regency has made all Future Adjustments that were known or estimable as of the dates of the Financial Statements are reflected in such Financial Statements; provided, further, nothing contained in this sentence shall limit or otherwise affect the rights of Buyer to rely (without qualification or limitation by this sentence) on the representations and warranties otherwise set forth in this Section 4.15 or otherwise in this ARTICLE IV or affect any rights or remedies of any Buyer Indemnitee under ARTICLE X.

          (c) Except as set forth in Section 4.15(c) of the Regency Disclosure Schedule, there are no Liabilities of Regency or any Regency Subsidiaries that are not reflected or reserved against in the Interim Financial Statements, other than Liabilities that are (i) current liabilities incurred in the ordinary course of business and consistent with past practices of the Regency Companies since July 31, 2004, (ii) not required to be presented in unaudited interim financial statements prepared in conformity with GAAP and that are not, individually or in the aggregate, material to the Regency Companies, taken as a whole, (iii) Liabilities under this Agreement or (iv) Liabilities for Expenses.

     4.16 Environmental Matters. Except as set forth in Section 4.16 of the Regency Disclosure Schedule:

          (a) No Regency Company is in violation of any Environmental Law that could reasonably expected to have a Material Adverse Effect on Regency, nor has any Governmental Authority or other Third Person alleged that any Regency Company is in violation of any Environmental Law that could reasonably be expected to have a Material Adverse Effect on Regency, except for such allegations of violation that have been resolved to the satisfaction of the party making such allegation.

          (b) To Regency's Knowledge, none of the Real Property Interests, none of any other properties used by any Regency Company, and none of the properties to which Hazardous Materials generated by any Regency Company or as a result of the operations of the Regency Company may have migrated or been transported to is (i) listed on the CERCLA National Priorities List or any other similar list of sites of environmental concern maintained by any Governmental Authority, or
(ii) is the subject of any remediation, removal, cleanup, investigation, response action, claim, judgment, or enforcement action regarding any actual or alleged presence or release of Hazardous Materials.

          (c) No Regency Company has released, and to Regency's Knowledge there have not been any releases of, Hazardous Materials on, under, from, or into any of the Real Property Interests or any other property formerly owned, operated, or used by any Regency Company during or before the time of such Regency Company's ownership, operation, or use of such properties that could be reasonably expected to have a Material Adverse Effect on Regency.

          (d) Each Regency Company currently holds all material permits, licenses, and approvals required under any Environmental Law for its ownership, operation, or use of the Real Property Interests and the conduct of its operations. There are no outstanding or unresolved notices of violation or notices of noncompliance with respect to such permits, licenses, and approvals.

          (e) There are no civil, criminal, or administrative actions, suits, demands, claims, hearings, proceedings, or notices pending or, to Regency's Knowledge, threatened against any Regency Company under any Environmental Law, including without limitations those related to allegations of economic loss, personal injury, illness, or damage to real or personal property or the environment.

          (f) No Regency Company is a party or a successor in interest to any Contract under which any Regency Company has assumed or agreed to be responsible for any current or contingent Liabilities with respect to any Hazardous Materials or any matters arising under Environmental Laws.

     4.17 Litigation. Except as set forth in Section 4.17 of the Regency Disclosure Schedule:

          (a) there are no Proceedings pending or, to Regency's Knowledge, threatened against any Regency Company, their Assets or that question the validity or enforceability of this Agreement or any other Transaction Document to be executed and delivered by the Regency Companies in connection with the transactions contemplated hereby;

          (b) to Regency's Knowledge, there are no facts or circumstances existing which could reasonably give rise to any litigation, arbitration, investigation or proceeding which, if resolved in a manner adverse to the Regency Companies, could reasonably be expected to give rise to a material Liability or have a Material Adverse Effect on Regency;

          (c) no Regency Company is subject to any outstanding injunction, judgment, order, decree, compliance or settlement agreement, conciliation agreement, memorandum of understanding, writ, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders); and

          (d) no Regency Company is subject to any settlement agreement, conciliation agreement, memorandum of understanding, writ, letter of commitment, deficiency letter or consent decree with any present or former employee of the Regency Companies or applicant for employment with the Regency Companies relating to claims of unfair labor practices, employment discrimination or other claims with respect to employment and labor practices and policies.

Notwithstanding anything herein to the contrary, the provisions of Sections 4.17(a), 4.17(b) and 4.17(d) shall not relate to or cover Environmental Laws.

     4.18 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, planned or being contemplated by Regency or any of the Regency Subsidiaries, or any of their respective Assets, or to Regency's Knowledge, being threatened against Regency or any of the Regency Subsidiaries.

     4.19 Absence of Certain Changes. Except as set forth in Section 4.19 of the Regency Disclosure Schedule or as reflected in the Interim Financial Statements, since July 31, 2004, (a) neither Regency nor any Regency Subsidiary has acted or failed to act in a manner that would have been prohibited by Section 6.1 if the terms of such Section had been in effect as of and after such date and (b) there has not occurred, and neither Regency nor any Regency Subsidiary has incurred or suffered, any result, occurrence, change, event, effect or circumstance that has had or could reasonably be expected to have, a Material Adverse Effect on Regency.

     4.20 Pipeline Matters. Section 4.20 of the Regency Disclosure Schedule sets forth summary historical throughput data and information (but only to the extent Regency possesses such throughput data and information) for the periods June 1, 2003 through August 31, 2004 relating to the Assets, including volumes of Hydrocarbons transported through the Pipeline Assets for the periods indicated. To Regency's Knowledge, such throughput data and information are accurate and complete in all material respects with respect to such periods. To Regency's Knowledge, subsequent to such periods, there have been no material adverse changes in the volumes of Hydrocarbons transported through the Pipeline Assets. As of the date hereof, to Regency's Knowledge, no fact or circumstance exists that would result in a material decrease in such volumes excluding, however, changes that may result from (a) market conditions, (b) matters that affect the energy industry in general or in the area in which the Assets are located, or (c) non-performance by a party under the Gas Contracts other than a Regency Company.

     4.21 Affiliate Relationships. Except as set forth in Section 4.21 of the Regency Disclosure Schedule, there are no Contracts or other arrangements involving any Regency Company in which any member, manager, officer, director, or Affiliate of Regency or the Regency Subsidiaries has a financial interest.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Regency, Parent, the Parent Members and the Partners as follows:

     5.1 Organization, Good Standing, and Authorization. Buyer is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Buyer has all requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is or shall be a party, to perform its obligations hereunder and thereunder and to carry out the transactions contemplated herein and therein. The execution and delivery of this Agreement and the other Transaction Documents to which it is or shall be a party and the consummation by Buyer of the transactions contemplated herein have been duly and validly authorized by all necessary action by Buyer. This Agreement and the other Transaction Documents to which it is or shall be a party has been or will be duly executed and delivered by Buyer.

     5.2 Enforceability. This Agreement and the other Transaction Documents to be executed by Buyer concurrently herewith have been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery hereof by each other Party) constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

     5.3 No Conflicts.

          (a) The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is or shall be a party and the consummation of the transactions contemplated hereby and thereby, will not conflict with or violate the Organizational Documents of Buyer.

          (b) Buyer is not a party to, subject to or bound by any Contract or any judgment, order, writ, prohibition, injunction or decree or any Governmental Authority which would prevent the execution, delivery or performance by Buyer of its obligations under this Agreement.

     5.4 Consents; and Authorizations. Except for the requirements of the HSR Act, no filing or registration with, no waiting period imposed by and no Authorization or Order of any Governmental Authority is required under any Law applicable to Buyer to


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

permit Buyer to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by it at Closing.

     5.5 Litigation. There are no Proceedings pending, or, to Buyer's Knowledge, threatened, against Buyer or any of its assets, at law or in equity, in any court or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on Buyer.

     5.6 Broker's or Finder's Fees. No investment banker, broker, finder or other Person is entitled to any brokerage or finder's fee or similar commission in respect of the transactions contemplated by this Agreement or any Transaction Document based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any of its Affiliates which is, or following the Closing would be, an obligation of Regency, Parent, the Parent Members, the Partners or any of their respective Affiliates.

     5.7 Investment Intent. Buyer is acquiring the Interests for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     5.8 Financing. Buyer has received and furnished to Regency, Parent, the Parent Members and the Partners an accurate and complete copy of the Commitment and the Equity Commitment. The debt proceeds to be provided pursuant to the Commitment (assuming the satisfaction of the conditions thereto), together with the equity proceeds to be provided pursuant to the Equity Commitment, are sufficient to enable Buyer to perform its obligations to consummate the transactions contemplated by this Agreement and the financial projections prepared by Buyer reflect that such proceeds and revenues from operations after the Closing will be sufficient to enable the Regency Companies to operate their anticipated businesses after the Closing consistent with past practice and to pay their anticipated obligations in ordinary course of business. As of the date hereof, to Buyer's Knowledge there is no fact or circumstance that could reasonably be expected to have a Material Adverse Effect on Buyer. As of the date hereof, to Buyer's Knowledge there is no fact or circumstance that could reasonably be expected to cause the conditions to provide financing set forth in the Commitment and Equity Commitment to not be satisfied; provided, however, that (i) Buyer makes no representation or warranty as to the materiality or past or future effect on the Regency Companies of any matter disclosed in the Regency Disclosure Schedule or otherwise made available or provided to Buyer or its advisors in its due diligence of the Regency Companies, including without limitation whether any such fact or circumstance has had or could reasonably be expected to have a Material Adverse Effect on Regency and (ii) this sentence and any representations or warranties made herein shall terminate as of the Closing and shall not affect any rights or remedies of any Buyer Indemnitee under
ARTICLE X.


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

                                   ARTICLE VI
                                    COVENANTS

     6.1 Conduct of Business.

          (a) Regency covenants and agrees that until the earlier of the Closing or the termination of this Agreement, except as otherwise set forth in Section
6.1 (a) of the Regency Disclosure Schedule or unless Buyer otherwise agrees in writing (and the Parties agree that if Buyer agrees in writing to any of the following, each applicable Section of the Regency Disclosure Schedules shall be automatically updated for all purposes under this Agreement to include such action agreed to by Buyer), Regency and the Regency Subsidiaries shall:

               (i) operate in the usual and ordinary course of business consistent with past practice;

               (ii) use commercially reasonable efforts to preserve substantially intact their business organizations, to maintain their rights, privileges and immunities, to retain the services of their key employees (subject to work force requirements) and to maintain their relationships with their customers and suppliers;

               (iii) use commercially reasonable efforts consistent with past practice to maintain and to keep their properties and assets in good repair and condition, ordinary wear and tear excepted; if there is any casualty loss or damage to any properties or assets of any Regency Company prior to Closing, Regency shall consult with Buyer regarding the replacement or repair of such property or asset;

               (iv) use commercially reasonable efforts to keep in full force and effect insurance applicable to Regency and the Regency Subsidiaries comparable in amount and scope of coverage to that currently maintained; and

               (v) (A) keep and maintain accurate books, records and accounts;
(B) pay or accrue all Taxes, assessments and other governmental charges imposed upon any of its Assets or with respect to its franchises, business, income or assets when due and before any penalty or interest accrues thereon or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside; (C) pay or accrue all wages and other compensation incurred with respect to all employees of and consultants to the Regency Companies, or otherwise providing services to any Regency Company under the Administaff Agreement, through the Closing Date when they become due and payable in accordance with the obligations of the Regency Companies under the Administaff Agreement or under any labor or employment practices and policies, or other labor or individual Contract to which a Regency Company is a party, or by which the Regency Companies may be bound; and (D) comply in all material respects with the requirements of all applicable Laws, Regulations and Orders, obtain or take all Governmental Actions necessary in the operation of its business, and comply and enforce (in all material respects) the provisions of all Material Contracts.

          (b) Except pursuant to the terms of this Agreement, as otherwise set forth in Section 6.1(b) of the Regency Disclosure Schedule or unless Buyer otherwise agrees in writing (and the Parties agree that if Buyer agrees in writing to any of the following, each applicable Section of the Regency Disclosure Schedules shall be automatically updated for all purposes under this Agreement to include such action agreed to by Buyer) from and after the execution of this Agreement and until the earlier of the Closing or the termination of this Agreement, Regency shall not, and Regency, Parent, the Parent Members and the Partners shall use their commercially reasonable efforts to not permit any Regency Company to;

               (i) sell, transfer or otherwise dispose of, or to grant any Lien with respect to, any of the Equity Interests of any Regency Company;

               (ii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any of their outstanding Equity Interests, (B) effect any reorganization or recapitalization, (C) split, combine or reclassify any of the their Equity Interests, or (D) declare, set aside or pay any dividend or other distribution, other than wholly in cash, in respect of its Equity Interests;

               (iii) (A) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant of, any of their Equity Interests or (B) grant, or authorize the grant of, any Lien with respect to any of their Equity Interests;

               (iv) acquire, directly or indirectly, (A) whether by merger or consolidation, by purchasing an Equity Interest or otherwise, any business or division of any Person or (B) any material assets or properties other than the acquisition of assets from suppliers or vendors in the ordinary course of business and consistent with past practice (any acquisition of any business or division of any Person or any material assets or properties by any Regency Company that has been approved by Buyer is referred to as an "Approved Acquisition");

               (v) sell, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of their respective assets, except for dispositions of Hydrocarbon inventories or leases of their properties, in each case in the ordinary course of business consistent with past practice;

               (vi) adopt any amendments to their respective Organizational Documents;

               (vii) (A) make any change in their methods of accounting in effect on the date hereof, except as may be required to comply with changes in GAAP, (B) make or revoke any Tax election or change (or make a request to change) its Tax accounting methods, policies, or procedures or (C) settle or compromise any Proceeding relating to Taxes, except, in each case, as may be required by Law; or (D) revalue any asset except as required by GAAP consistently applied on a basis consistent with past practice and the preparation of the Interim Financial Statements;

               (viii) incur any Indebtedness, except for draws against the working capital facility provided by the Credit Agreement;

               (ix) incur, or commit to incur any liability or obligation to make capital expenditures in excess of $50,000 individually or $500,000 in the aggregate, except for capital expenditures that (A) have been approved by Regency's management prior to the date hereof and are set forth in Section 6.1(b)(ix) of the Regency Disclosure Schedule, or (B) have been approved by Buyer;

               (x) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

               (xi) enter into, assume, amend, modify, cancel, waive, assign any rights or obligations under or otherwise change in any respect any Material Contract other than in the ordinary course of business;

               (xii) enter into any Contract with any Person (including an Affiliate), other than Contracts entered into in the ordinary course of business with a Third Person consistent with past practice;

               (xiii) (A) increase any compensation (including salary, bonuses, benefits and other forms of current and deferred compensation) payable to any officer, director or employee or group of officers, directors or employees, (B) enter into, or otherwise become liable or obligated under or pursuant to or pay,
(1) any employee benefit, pension or other plan (whether or not subject to ERISA), (2) any other equity based, incentive or deferred compensation plan or arrangement or other fringe benefit plan, (3) any consulting, employment, severance, bonus, termination or similar Contract with any Person or (4) any amendment or extension of any such plan or Contract; (C) except for payments made pursuant to any existing Regency Plans, grant, pay, or otherwise become liable for or obligated to pay, any Severance Obligation, Change of Control Obligation, bonus or increase in compensation or benefits to, or forgive any Indebtedness of, any employee or consultant of any Regency Company; or (D) make any loan to, or enter into any other transaction with, any of its directors, officers or employees;

               (xiv) engage in any practice or take any action that would cause or result in, or permit by inaction, any of the representations and warranties contained in ARTICLE IV to become untrue; and

               (xv) agree in writing or otherwise to do any of the foregoing.

     6.2 Access, Information and Access Indemnity.

          (a) Until the earlier of the Closing or the termination of this Agreement, on Business Days and during the business hours of 8:00 a.m. to 5:00 p.m. (local time), Regency will continue to make available to Buyer and Buyer's authorized representatives for examination as Buyer may reasonably request, all Records, including land files, regulatory files, abstracts, title opinions, engineering data, environmental data or information, reports, maps, drawings, surveys, books, records, and agreements in any Regency Companies' possession or control relating to the assets and operations of any Regency Company; provided, however, such material shall not include (i) any information described in Section 6.2 of the Regency Disclosure Schedule subject to Third Person confidentiality agreements for which a consent or waiver cannot be secured by Regency after reasonable efforts, or (ii) the information described in Section 6.2 of the Regency Disclosure Schedule which, if disclosed, would violate an attorney-client privilege or might constitute a waiver of rights as to attorney work product or attorney-client privileged communications; and provided further that, Buyer shall not unreasonably interfere with the day-to-day operations of the business of any Regency Company.

          (b) Subject to Section 6.2(a) above, Regency shall permit Buyer and Buyer's authorized representatives to consult with Regency's employees on Business Days and during the business hours of 8:00 a.m. to 5:00 p.m. (local time), and to conduct, at Buyer's sole risk and expense, inspections and inventories of the assets owned by any Regency Company over which any Regency Company has control. Regency shall also coordinate, in advance, with Buyer to allow site visits and inspections at the field sites on Saturdays unless operational conditions would reasonably prohibit such access. Notwithstanding anything to the contrary, prior to the Closing Buyer shall not conduct any physical environmental assessments. Neither Buyer nor any of its representatives shall contact any customer of any Regency Company without the prior written consent of Regency, which consent shall not be unreasonably withheld.

          (c) BUYER SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD THE REGENCY INDEMNITEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS AND LOSSES CAUSED DIRECTLY OR INDIRECTLY BY THE ACTS OR OMISSIONS OF BUYER, BUYER'S AFFILIATES OR ANY PERSON ACTING ON BUYER'S OR ITS AFFILIATE'S BEHALF IN CONNECTION WITH ANY DUE DILIGENCE CONDUCTED PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY SITE VISITS AND ENVIRONMENTAL SAMPLING. Buyer shall comply fully with all rules, regulations, policies and instructions issued by any Regency Company or any Third Person operator and provided to Buyer regarding Buyer's actions while upon, entering or leaving any property, including any insurance requirements that any Regency Company may impose on contractors authorized to perform work on any property owned or operated by any Regency Company. Buyer shall not unreasonably interfere with the day-to-day operations of the business of any Regency Company.

     6.3 Regulatory Filings; Hart-Scott-Rodino Filing.

          (a) The Parties will take all commercially reasonable actions necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with, and to give all notices to, Governmental Authorities required to accomplish the transactions contemplated by this Agreement.


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

          (b) The Parties shall make any filings required under the HSR Act on or prior to eight Business Days after the date hereof and provide such information to the FTC and DOJ as is required in connection with the HSR Act as soon as practicable after a request therefor.

          (c) Notwithstanding any provision herein to the contrary, each of the Parties will (i) use reasonable efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents pursuant to the HSR Act, (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any voluntary agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other Parties, and (iii) cooperate with each other and use reasonable efforts to obtain the requisite approval of the FTC and DOJ; provided, however, that the Parties are not obligated to accept any conditional approval or divest any of their assets or properties.

          (d) The filing fees and other costs required with respect to any filing under the HSR Act shall be paid at the time of filing one-half by the Buyer and one-half by Regency.

          (e) Regency shall, at its option, prior to Closing either (i) cause Gulf States to (A) prepare and file with the FERC (and if Regency elects this clause (i), Regency shall cause Gulf States to do so within 30 days after the date of this Agreement) an application requesting that Gulf States be exempt from the obligation to comply with the FERC's regulations set forth in Part 358 of the Code of Federal Regulations and (B) use commercially reasonable efforts in prosecuting such application until Gulf States has received a final order from the FERC ruling on the merits of the application or (ii) use commercially reasonable efforts to cause Gulf States to come into, and continue to operate in, compliance with the FERC's regulations set forth in Part 358 of the Code of Federal Regulations.

     6.4 Preservation and Access to Records; and Further Assurances.

          (a) For a period of at least seven years after the Closing Date (or at the request of any Party, until 60 days after the expiration of any applicable statute of limitations), the Party in possession of the originals of the Records will retain such Records at its sole cost and expense and will make such Records (including reasonable access during regular office hours to personnel familiar therewith) available to any other Party upon reasonable notice for inspection and/or copying, at the expense of the requesting Party, at the headquarters of the Party in possession (or at such other location in the United States as the Party in possession may reasonably designate in writing to the requesting Party) at reasonable times and during regular office hours. If Buyer, at any time, directly or indirectly, transfers the Records to a Third Person, then Buyer will obligate Regency and/or the transferee to maintain the Records as herein required and will retain access to the Records for the benefit of itself and the other Parties.


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

          (b) From time to time, and without further consideration, each Party will execute and deliver to any other Party such documents and take such actions as any other Party may reasonably request in order to more effectively implement and carry into effect the transactions contemplated by this Agreement and the other Transaction Documents.

     6.5 Phantom Stock Plan; Annual Performance Incentive Plan: Termination of Agreements.

          (a) Section 6.5(a) of the Regency Disclosure Schedule sets forth the name and the number of performance shares that have been awarded to each participant in the Phantom Stock Plan. Parent and Regency represent and warrant to Buyer that no participant in the Phantom Stock Plan is entitled to any cash bonus under Section 5 of the Phantom Stock Plan attributable to any distributions paid by Parent on its Equity Interest. Parent, Regency and Buyer agree and acknowledge that the consummation of the transactions contemplated by this Agreement shall constitute a "pre-determination cash- out event" within the meaning of Section 10 of the Phantom Stock Plan, and each participant in the Phantom Stock Plan shall be fully vested in the performance shares awarded to such participant upon the Closing. At the Closing, the aggregate amount payable to each participant in the Phantom Stock Plan on account of such participant's performance shares under the Phantom Stock Plan shall be included in the Change of Control Amounts.

          (b) Section 6.5(b) of the Regency Disclosure Schedule sets forth the name and the bonus amount that would be payable to each participant in the Regency Gas Services LLC Annual Performance Incentive Plan if the EBITDA target for 2004 was met. At the Closing, the aggregate amount of the target bonus amounts specified on Section 6.5(b) of the Regency Disclosure Schedule shall be included in the Change of Control Amount.

          (c) Regency shall terminate each of the Existing Employment Agreements, Existing Consultant Agreements and the Charlesbank Agreement prior to the Closing Date with no further Liability or obligations of any Regency Company thereunder other than Severance Obligations thereunder as described in
Section 4.14(e) of the Regency Disclosure Schedule and (ii) use commercially reasonable efforts to obtain from each of the employees under the Existing Employment Agreements the release required under the Existing Employment Agreements as a condition to paying the Severance Obligations Adjustment Amounts owed under such Existing Employment Agreements.

     6.6 Payoff Letters: and Reaffirmation of Mutual Releases. Within five Business Days prior to the Closing Date, Regency shall use its commercially reasonable efforts to cause each payee of Third Party Debt, Expenses, Change of Control Amounts and Severance Obligations, as the case may be, to deliver a Debt Payoff Letter or an Expense Payoff Letter to Regency, copies of which shall be promptly delivered to Buyer. Regency shall use its commercially reasonable efforts to cause each Mutual Release to be reaffirmed by each of the Parent Members, Managers and Partners and each Officer and Director of the Regency Companies.

     6.7 Cooperation and Reasonable Efforts. The Parties agree to cooperate with each other and to use commercially reasonable efforts to cause all of the conditions precedent to Closing to be satisfied as promptly as practicable. In addition, Parent shall cooperate with Buyer, upon Buyer's request, to obtain the consent of any Third Person as may be required under any Law or Regulation or any Contract to which any Regency Company is a party and which requires consent as a result of the transactions contemplated by this Agreement.

     6.8 Indemnification of Managers, Directors and Officers. To the fullest extent permitted by Law, from and after the Closing Date, all rights to indemnification as of the date hereof in favor of the employees, agents, directors, managers and/or officers (the "Director/Officer Indemnitees") of any Regency Company with respect to Third Person Claims related to or arising out of or based upon their activities as such prior to the Closing, as provided in their respective Organizational Documents in effect on the date immediately prior to the Closing Date, shall survive the Closing and shall continue in effect for a period of not less than six years following the Closing. If Buyer or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any other Person, then Buyer shall make proper provisions in connection with any such transaction so that the successors and assigns of Buyer shall assume (specifically or by operation of law) the obligations set forth in this Section 6.8. The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Director/Officer Indemnitee and his or her heirs and his or her representatives, in any case, as a third party beneficiary of this Section 6.8.

     6.9 Tax Matters.

          (a) From and after the Closing, if any Taxing authority informs Buyer or any Regency Company of a claim, assessment, dispute or other Proceeding concerning an amount of Taxes for which Parent or the Parent Members are or may be liable, Buyer shall promptly inform Parent, and Parent shall have the right to control any resulting Proceedings and to determine whether and when to settle any such claim, assessment, dispute or other Proceeding to the extent such Proceedings affect the amount of Taxes for which Parent or Parent Members are or may be liable; provided that Parent shall take no action without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, that increases or could reasonably be expected to increase the amount of Taxes payable by any Regency Company (i) for any period with respect to which Parent, the Parent Members and the Partners are not obligated to indemnify Buyer pursuant to ARTICLE X, (ii) at any time after the Final Distribution Date or
(iii) by any amount in excess of 50% the remaining amount of the Escrow Fund. Buyer shall also use commercially reasonable efforts to cooperate with Parent, at Parent's expense, in connection with any such claim, assessment, dispute or other Proceeding and provide access to the Records in accordance with Section 6.4.


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

          (b) Parent shall cause to be prepared and duly filed all Tax Returns required to be filed by or with respect to the Regency Companies for all Taxable years and periods ending on or before the Closing Date. Not later than 30 days prior to the due date of each such Tax Return (including extensions thereof), Parent shall deliver to Buyer a copy of such Tax Return for Buyer's review and comment which comments shall not be unreasonably withheld. Parent shall provide a copy of all such Tax Returns to Buyer promptly after filing. Buyer shall cause to be prepared and duly filed all Tax Returns required to be filed by or with respect to the Regency Companies for all Straddle Periods. Not later than 30 days prior to the due date of each such Tax Return (including extensions thereof), Buyer shall deliver to Parent a copy of such Tax Return for Parent's review and comment which comments shall not be unreasonably withheld. Buyer shall provide a copy of all such Tax Returns to Parent promptly after filing.

          (c) In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax that is attributable to the portion of the period ending on the Closing Date shall be:

               (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Taxable years of each of Regency Company ended with (and included) the Closing Date; and

               (ii) in the case of Taxes that are imposed on a periodic basis with respect to the assets of the Regency Companies deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

          (d) From and after the date hereof, (i) Parent, the Parent Members and the Partners shall not, and shall not permit any of their respective affiliates to, amend any Tax Return previously filed which includes information relating to any Regency Company, without prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, and (ii) Buyer shall not, and shall not permit any of its respective affiliates to, amend any Tax Return with respect to the Straddle Periods, without prior written consent Parent, which consent shall not be unreasonably withheld or delayed.

          (e) Buyer, Parent, the Parent Members, and the Partners shall cooperate fully, and shall cause each Regency Company to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit or Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit or Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, Parent, the Parent Members and the Partners further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Parent or the Parent Members or on Buyer, or any Regency Company (including, but not limited to, with respect to the transactions contemplated hereby). Buyer, Parent, the Parent Members and Partners further agree, upon request, to provide the other party with all information regarding any Regency Company that either Party may be required to report to any Governmental Authority.

          (f) Any refund of Taxes of any Regency Company (including any interest with respect thereto) for any Taxable period ending on or prior to the Closing Date or for the portion of any Straddle Period ending on the Closing Date (determined in accordance with the provisions of Section 6.9(c)) that is not attributable to the carryback of Losses from Taxable periods beginning after the Closing Date or the portion of any Straddle Period beginning after the Closing Date (determined in accordance with Section 6.9(c) shall be the property of Parent, shall be paid over promptly to Parent and if received by the Buyer or any Regency Company after the Closing Date shall be payable promptly to Parent.

          (g) The Parties agree that any Tax of any Regency Company that is imposed on any transaction involving any Regency Company (other than transactions in the ordinary course of business) that occurs on the Closing Date but after Buyer's purchase of the Interests shall be the responsibility of the Buyer.

          (h) All payments of Change of Control Amounts, Severance Obligations and other Expenses made by a Regency Company on or before the Closing Date shall be allocated entirely to the Taxable period that ends on the Closing Date or the portion of any Straddle Period ending on the Closing Date (determined in accordance with the provisions of Section 6.9(c)).

          (i) Buyer covenants that Buyer (and in the case of an assignment by Buyer pursuant to Section 12.2 hereof, such assignee) is a single member limited liability company whose legal domicile, within the meaning of Texas Administrative Code, Title 34, Section 3.557(b)(8), and Section 3.549(b)(6) is Delaware.

     6.10 Financing.

          (a) Buyer shall use its commercially reasonable efforts to obtain the financing under the Commitment required to effect the transactions contemplated by this Agreement. In the event that any portion of the funds to be provided under the Commitment becomes unavailable, regardless of the reason therefor, Buyer shall, upon learning thereof, promptly so advise Parent, Regency, the Parent Members and the Partners and shall use its commercially reasonable efforts to obtain alternative financing from other sources. Buyer shall not change, amend, modify, supplement or terminate the Commitment or the Equity Commitment without Regency's prior written consent.

          (b) Prior to the Closing, Parent and Regency shall reasonably cooperate with Buyer, Buyer's financing sources, and Buyer's auditors and attorneys in connection with the financing of the purchase of the Interests and the Partnership Interests by Buyer. Parent and Regency shall use commercially reasonable efforts to (i) furnish to Buyer, as promptly as practicable, any updated financial statements of the Regency Companies with respect to subsequent periods, to the extent reasonably requested by Buyer (copies of which may be provided to lenders providing financing pursuant to the Commitment) and (ii) cause Regency's auditor, at Buyer's expense, to take such actions as Buyer may reasonably request in connection with the Commitment, including to obtain the consent of such auditor to the use of its report on the Audited Financial Statements.

     6.11 Transfer Taxes. All sales, transfer, use, gross receipts, registration, and similar Taxes (including, without limitation, real estate transfer Taxes), if any, that are payable by any Party hereto or any of the Regency Subsidiaries arising out of or in connection with the consummation of the transactions contemplated hereby shall be borne by Buyer.

     6.12 Purchase Price Allocation. For Tax purposes, the Parties intend that, and agree to report, the Parent's sale to Buyer of all of the Interests hereunder be treated as a sale of (i) all of the Equity Interests of Gulf States, and (ii) all of the assets of the Regency Companies other than Gulf States, except that any asset of a Regency Company consisting of an Equity Interest in another Regency Company shall be ignored (collectively, the assets described under clause (i) and (ii) of this Section 6.12 are referred to as the "Purchased Assets"). The allocation of the Purchase Price, all other applicable capitalized costs and other items among the Purchased Assets shall be made in accordance with Section 1060 of the Code and the Treasury Regulations thereunder and any comparable provisions of state or local Law, as applicable. Parent and Buyer shall use commercially reasonable efforts to agree upon such allocation within 30 days after the Closing Date. Parent and Buyer shall each file Internal Revenue Service Form 8594 (and any applicable forms required under state or local Law) in a timely manner consistent with such allocation and will not take any position inconsistent therewith in any Tax Return, in any refund claim, in any Proceeding or otherwise, unless otherwise required pursuant to a final determination as defined in Section 1313 of the Code. Buyer shall provide evidence to the Parent and Parent shall provide evidence to Buyer that such forms were filed. Any adjustments to the Purchase Price made subsequent to Closing shall be allocated to the Purchased Assets in the same manner as set forth in this Section 6.12.

     6.13 Oxy Contract. Parent shall use its commercially reasonable efforts to cause Regency Midcon to enter into the Oxy Contract containing terms substantially similar to the draft approved by Buyer, or such other terms as are reasonably acceptable to Parent and Buyer.


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

                                   ARTICLE VII
                             CONDITIONS TO CLOSING

     7.1 Regency's, Parent's Conditions. The obligation of Parent to close the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by Parent in its sole discretion:

          (a) The representations and warranties of Buyer contained in ARTICLE V of this Agreement shall be true and correct in all material respects (provided that any such representation or warranty of Buyer contained in ARTICLE V that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified by materiality for purposes of this Section 7.1
(a) on and as of the Closing Date as if made on and as of such date, except (i) as affected by transactions specifically permitted by this Agreement, (ii) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date;

          (b) Buyer shall have performed in all material respects the obligations, covenants and agreements of Buyer contained herein and in the Transaction Documents to which it is a party and required before Closing;

          (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement shall be effective as of the Closing;

          (d) HSR Approval shall have been obtained;

          (e) The Escrow Agent shall have executed and delivered the Escrow Agreement to Buyer and Parent; and

          (f) Buyer shall have delivered the items required to be delivered by Buyer pursuant to Section 8.2(b).

     7.2 Buyer's Conditions. The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any of which may be waived in its sole discretion:

          (a) The Parent Title Representations shall be true and correct on and as of the Closing Date as if made on the Closing Date and all other representations and warranties contained in ARTICLE III shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date;


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

          (b) The Regency Title Representations shall be true and correct on and as of the Closing Date as if made on such date and all other representations and warranties of Regency in ARTICLE IV shall be true and correct in all material respects (provided that any such other representation or warranty of Regency contained in ARTICLE IV that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified by materiality for purposes of this Section 7.2(b)) on and as of the Closing Date as if made on and as of such date, except (i) as affected by transactions specifically permitted by this Agreement and (ii) to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true or correct in all material respects as of such specified date;

          (c) Regency, Parent and the Partners shall have performed, in all material respects, the obligations, covenants and agreements of Regency, Parent and the Partners contained herein and in the Transaction Documents and required before Closing;

          (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement shall be effective as of the Closing;

          (e) HSR Approval shall have been obtained;

          (f) There shall have been no event or other occurrence that, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect on Regency;

          (g) The Escrow Agent shall have executed and delivered the Escrow Agreement to Buyer and Parent;

          (h) Buyer shall have available to it debt financing in the full amount of the Commitment on terms and conditions substantially consistent with the terms and conditions of the Commitment;

          (i) Parent, the Partners, as applicable, shall have delivered the items required to be delivered by them pursuant to Section 8.2;

          (j) Each of the Existing Employment Agreements, the Existing Consulting Agreements and the Charlesbank Agreement shall have been terminated with no further Liability or obligations of any Regency Company thereunder other than Severance Obligations thereunder as described in Section 4.14(e) of the Regency Disclosure Schedule; and

          (k) Regency Midcon and Oxy USA Inc. shall have entered into the Oxy Contract containing terms substantially similar to the draft approved by Buyer, or such other terms as are reasonably acceptable to Parent and Buyer, and such Contract shall be in full force and effect (but need not be effective) as of the Closing; provided if


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

such Oxy Contract is not effective as of the Closing, it shall become effective by its terms on or before March 1, 2005.

                                  ARTICLE VIII
                                     CLOSING

     8.1 Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing"), shall take place at 10:00 a.m. local time on December 1, 2004 (or on or before December 3, 2004, to be effective as of December 1, 2004; (and with a Measurement Date of November 30, 2004); or if such Closing shall not take place by December 3, 2004, on January 3, 2005, to be effective as of January 1, 2005), (and with a Measurement Date of December 31,
2004); in the offices of Vinson & Elkins, L.L.P, 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 or such other time and place as the Parties agree to in writing (the "Closing Date"). Subject to the provisions of ARTICLE IX hereof, failure to consummate the Closing on the date and at the place determined pursuant to this Section 8.1 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

     8.2 Deliveries at Closing. At the Closing,

          (a) Parent will:

               (i) deliver to Buyer the certificates representing the Interests duly endorsed in accordance with Section 2.1 of this Agreement;

               (ii) execute and deliver, or cause to be executed and delivered, to Buyer a certificate of Parent's officers certifying the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b), and 7.2(c);

               (iii) deliver to Buyer a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of each of Parent and Regency in Delaware;

               (iv) deliver to Buyer the original minute books of each Regency Company;

               (v) deliver to Buyer a legal opinion rendered by Gardere Wynne Sewell LLP in substantially the form attached as Exhibit C, which opinion Buyer shall be entitled to deliver to the lenders providing the debt financing under the Commitment;

               (vi) cause the Managers, Directors and Officers and each other officer or director of each Regency Company to execute and deliver to Buyer the written resignation of each such Person in his or her capacity as such, effective concurrently with the Closing on the Closing Date;


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

               (vii) execute and deliver to Buyer and the Escrow Agent the Escrow Agreement; and

               (viii) deliver to Buyer a certificate of non-foreign status of Parent which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2).

          (b) Buyer will:

               (i) execute and deliver to Parent a certificate of Buyer's officers certifying the satisfaction of the conditions specified in Sections 7.1
(a) and 7.1(b);

               (ii) deliver to Parent a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of Buyer in Delaware;

               (iii) deliver to Parent, Parent Members and the Partners a legal opinion rendered by Vinson & Elkins L.L.P. in substantially the form attached as Exhibit D;

               (iv) make by wire transfer those payments specified in Section 2.2(b);

               (v) execute and deliver to Parent and the Escrow Agent the Escrow Agreement.

                                   ARTICLE IX
                                   TERMINATION

     9.1 Termination at or Prior to Closing. This Agreement may be terminated prior to Closing and the transactions contemplated hereby abandoned as follows:

          (a) Regency, and Parent (on behalf of Parent, the Parent Members and the Partners) and Buyer may elect to terminate this Agreement at any time prior to the Closing by mutual written consent;

          (b) Either Regency and Parent (on behalf of Parent, the Parent Members and the Partners) on one hand, or Buyer, on the other hand, by written notice may terminate this Agreement if the Closing shall not have occurred on or before December 3, 2004 (with the Closing to be effective as of December 1, 2004 (and with a Measurement Date of November 30, 2004)); provided, however, that if HSR Approval shall not have been obtained on or prior to such date Buyer or Regency shall have the right, in its sole discretion, to extend such date to January 3, 2005 (with the Closing to be effective as of January 1, 2005 (and with a Measurement Date of December 31, 2004));

          (c) Regency and Parent (on behalf of Parent, the Parent Members and the Partners) by written notice to Buyer may terminate this Agreement at any time prior to the Closing if Buyer shall have breached any representations, warranties or covenants


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

of such Buyer herein contained in such a manner such that the conditions to Closing contained in Section 7.1(a) and 7.1(b) would not be satisfied; provided, however, if such breach may be cured by the Buyer through the use of its commercially reasonable efforts and for so long as Buyer continues to use such efforts, Regency and Parent may not terminate this Agreement under this Section 9.1(c); or

          (d) Buyer by written notice to Parent may terminate this Agreement at any time prior to the Closing if Regency, Parent, any Parent Member, or any Partner shall have breached any representations, warranties or covenants of such Party herein contained in such a manner such that the conditions to Closing contained in Section 7.2(a), 7.2(b) and 7.2(c) would not be satisfied; provided, however, if such breach may be cured by any such breaching Party through the use of its commercially reasonable efforts and for so long as any such breaching Party continues to use such efforts, Buyer may not terminate this Agreement under this Section 9.1(d); or

          (e) Buyer by written notice may terminate this Agreement upon the occurrence of an event or other occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Regency.

Notwithstanding anything in the foregoing to the contrary, a Party that is in material breach of any provision of this Agreement shall not be entitled to terminate this Agreement except, in the case of a material breach by Regency, Parent, the Parent Members or the Partners, with the consent of Buyer, or in the case of a material breach by Buyer, with the consent of Regency and Parent (on behalf of Parent, the Parent Members and Partners).

     9.2 Effect of Termination. In the event that Closing does not occur as a result of a Party exercising its right to terminate pursuant to Section 9.1, then no Party shall have any further rights or obligations under this Agreement, except that (i) nothing herein shall relieve a Party from any liability for any breach of this Agreement, and (ii) the provisions of Section 6.2(c), this
Section 9.2, Section 10.7 and Section 12.1 and the Confidentiality Agreement shall survive any termination of this Agreement.

                                    ARTICLE X
                                 INDEMNIFICATION

     10.1 Survival.

          (a) Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any Party hereto or of any information any Party may have in respect thereof, each of the representations and warranties made in this Agreement or any other Transaction Document shall survive the Closing as follows:

               (i) each of the Parent Title Representations and the Regency Title Representations shall terminate 30 days after the expiration of all statutes of limitations applicable to any claim of breach of such representations and warranties; and


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

               (ii) each of the other representations and warranties set forth in ARTICLE III and ARTICLE IV and each of the representations and warranties set forth in ARTICLE V shall terminate on the Final Distribution Date.

          (b) Survival of Covenants. The covenants and agreements of the Parties hereto contained in this Agreement, to the extent that, by their terms, they are to be performed or complied with (i) prior to or on the Closing Date, shall terminate on the Final Distribution Date, and (ii) after the Closing, shall terminate on the expiration of all applicable statutes of limitations applicable to any claim with respect to such covenant or agreement; provided however, that any such covenant or agreement that specifies a term or period expiring before the expiration of all applicable statutes or limitations will survive for a period of 60 days following the expiration of such specified term or period.

          (c) Pending Claims. Notwithstanding the foregoing, if a Claim Notice is provided in accordance with ARTICLE X before the termination of the applicable representation, warranty, covenant or agreement pursuant to Section 10.1(a) or Section 10.1(b), then (notwithstanding such termination) the representation, warranty, covenant or agreement giving rise to such claim will survive until, but only for the purpose of, the resolution of such claim by final, nonappealable judgment or settlement and, if applicable, subject to
Section 11.3, the distribution from the Escrow Fund to the Buyer Indemnities entitled thereto as a result of such resolution of such claim.

     10.2 Indemnification by Buyer. Effective upon the Closing and subject to the terms of this ARTICLE X, Buyer shall defend, indemnify and hold harmless Parent and its Affiliates, and all of their respective managers, directors, officers, and owners (collectively, the "Regency Indemnitees") from and against any and all Losses asserted against, resulting from, imposed upon or incurred by any of the Regency Indemnitees as a result of or arising out of (a) any breach by Buyer of its representations, warranties, covenants or agreements contained in this Agreement and (b) other than with respect to any Losses arising as a result of a breach by Parent, any Parent Member or any Partner of any representation, warranty, covenant or agreement contained in this Agreement, the ownership, management, or operation of any Regency Company from and after the Closing Date.

     10.3 Indemnification by Parent, the Parent Members and the Partners.

          (a) Effective upon the Closing and subject to the terms of this
ARTICLE X, Parent shall defend, indemnify and hold harmless Buyer and its Affiliates, and all of their respective managers, directors, officers, and owners (collectively, the "Buyer Indemnitees") from and against any and all Losses asserted against, resulting from, imposed upon or incurred by any of the Buyer Indemnitees as a result of or arising out of any breach (i) by Parent of any Parent Title Representation or (ii) by Regency of any Regency Title Representation. The liability of Parent under this Section 10.3(a) shall be limited to, in addition to amounts that are recovered from the Escrow Fund, the amount actually distributed to Parent pursuant to the provisions of this Agreement and the Escrow Agreement.


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

          (b) Effective upon the Closing and subject to the terms of this
ARTICLE X, Parent, solely through the Escrow Fund (other than with respect to any Claim for indemnification pursuant to Section 10.3(b)(v) or (vi), which Losses shall not be limited solely to the Escrow Fund), shall defend, indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses asserted against, resulting from, imposed upon or incurred by any of the Buyer Indemnitees as a result of or arising out of:

               (i) any breach by (A) Regency of its representations or warranties contained in this Agreement other than the Regency Title Representations (for which indemnity is provided pursuant to Section 10.3(a) or (B) Parent, any Parent Member or any Partner of its representations or warranties contained in this Agreement other than the Parent Title Representations (for which indemnity is provided pursuant to Section 10.3(a));

               (ii) any failure by Parent, Regency, any Parent Member or any Partner to comply with any covenant or agreement contained in this Agreement, whether or not any such failure was discovered or known before or after Closing;

               (iii) any Third Party Debt, Expenses, Change of Control Amounts and Severance Obligations Adjustment Amounts that do not result in a reduction in the Purchase Price pursuant to Section 2.3;

               (iv) any Buyer Indemnified Taxes;

               (v) any Purchase Price Deficit;

               (vi) any Loss incurred by Regency's failure to obtain the reaffirmation of a Mutual Release at the Closing;

               (vii) any Environmental Costs or Liabilities arising out of or in connection with or as a result of any conditions, facts or circumstances existing on or before the Closing Date relating to the operations of any Regency Company at any time on or before the Closing Date (regardless of whether such matters have been disclosed in the Regency Disclosure Schedule or otherwise) (collectively, the "Pre-Existing Environmental Matters"), including any Environmental Costs or Liabilities that any Buyer Indemnitee may sustain in connection with any remediation, clean-up, modification, monitoring, repairs, work, construction, alterations or installations required as a result of the Pre-Existing Environmental Matters (except any increased Environmental Costs or Liabilities to the extent such increased Environmental Costs or Liabilities are caused by the actions of any Buyer Indemnitee or its employees, agents, or consultants, but excluding environmental consultants engaged to investigate, monitor, clean up or remediate any matter that includes a Pre-Existing Environmental Matter), including any Environmental Costs or Liabilities relating to capital improvements, physical upgrading or maintenance and repairs required by or otherwise required to correct any Regency Company's noncompliance with Environmental Laws with respect to Pre-Existing Environmental Matters; and


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

               (viii) any Losses incurred as a result of Gulf States' failure at or prior to the Closing to be in compliance with the FERC's regulations set forth in Part 358 of the Code of Federal Regulations.

          (c) To the extent Parent fails to perform in any respect its obligations under Section 10.3(a) or Section 10.3(b)(V), each Parent Member and each Partner, proportionally (based on its respective ownership of Parent as set forth in Schedule A) shall defend, indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses for which Parent is obligated to provide Indemnification pursuant to Section 10.3(a) or Section 10.3(b)(v). To the extent Parent fails to perform in any respect its obligations under Section 10.3(b)(vi) because of a Parent Member's or Partner's failure to reaffirm its Mutual Release at Closing, such Parent Member and or Partner, as applicable, severally and not jointly, shall defend, indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses for which Parent is obligated to provide Indemnification pursuant to Section 10.3(b)(vi). The liability of each Parent Member under this Section 10.3(c) shall be limited to, in addition to amounts attributed to such Parent Member, based on its respective ownership interest in Parent, that are recovered from the Escrow Fund, the amount actually distributed to such Parent Member by Parent at or after the Closing. The liability of each Partner under this Section 10.3(c) shall be limited to, in addition to amounts that may be attributed to the Partnership (and to each Partner based on its respective ownership interest in the Partnership) that are recovered from the Escrow Fund, the amount actually distributed by Parent or the Partnership to such Partner at or after the Closing.

          (d) Notwithstanding that the Party whose breach of any of the representations or warranties or whose failure to perform any covenant or agreement gave rise to any liability or obligation of any Parent Member or any Partner pursuant to Section 10.3(c), or any liability or obligation of Parent pursuant to Section 10.3(a) or Section 10.3(b), may be a Party other than Parent, a Parent Member or a Partner, Parent, the Parent Members and the Partners agree that, in the event of any dispute regarding the propriety of indemnification of any Claim or series of related Claims by any Buyer Indemnitee under this ARTICLE X, the Buyer Indemnitee may initiate a Proceeding relating to the recovery of the Claim against Parent or, to the extent such claim arises under Section 2.3(d), Section 2.3(f) or Section 10.3(c), one or more Parent Members or Partners as a party defendant with respect to its indemnification obligations under Section 2.3(d), Section 2.3(f), Section 10.3(a), Section 10.3(b) or Section 10.3(c), as applicable, without joining any Regency Company or any other Party as a party defendant (Buyer acknowledges that Section 10.3(a) and Section 10.3(c) provides Buyer's sole recourse for breach of any Regency Title Representations or Parent Title Representations and that no Buyer Indemnitee shall have recourse, other than through the Escrow Fund, against Parent, or any Partner or Parent Member, except for any Loss under Section 10.3(a), Section 10.3(b)(v), Section 10.3(b)(vi), Section 10.3(c), Section 2.3(d) and Section 2.3(f)); and

               (i) none of Parent, any Parent Member or any Partner will assert any defense thereto predicated on the fact that such representations or warranties were made or such obligations were incurred by a Party other than Parent, such Parent


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

Member or such Partner, as applicable, all of which defenses are hereby irrevocably waived by Parent, each Parent Member and each Partner; and

               (ii) none of Parent, any Parent Member or any Partner will assert any suretyship defense thereto predicated on the concept that Parent, such Parent Member or such Partner was a guarantor of Regency's or any other Party's obligations relating to its obligations, representations, warranties or obligations or otherwise stood in a suretyship relationship with any Regency Company or any other Party in that regard, all of which defenses are hereby irrevocably waived by Parent, each Parent Member and each Partner.

     10.4 Certain Limitations. The Buyer Indemnitees and Regency Indemnitees rights to indemnification under this ARTICLE X shall be limited as follows:

          (a) No Claim Notice for indemnification may be provided with respect to any Claim for breach of a representation, warranty, covenant or other agreement in this Agreement beyond the applicable period specified in Section 10.1.

          (b) If the Buyer Indemnitees shall seek indemnification pursuant to
Section 10.3(b)(i), 10.3(b)(ii), 10.3(b)(iii), 10.3(b)(iv), 10.3(b)(vii) or
10.3(b)(viii) such Buyer Indemnitees shall be entitled to recover Losses with respect to such claim only to the extent of the Escrow Fund, and shall not be entitled to recover any Losses in excess of the Escrow Fund. Notwithstanding the foregoing, any claim for indemnification (and the Losses recoverable therefrom) that may be brought under both Section 10.3(a) or Section 10.3(c), on the one hand, and Section 10.3(b), on the other hand, shall not be subject to any limitation under this Section 10.4(b). Notwithstanding the preceding sentence, in the event that the Escrow Fund shall be insufficient to cover any Escrow Indemnity Claim, the Buyer Indemnitees shall have personal recourse, in accordance with Section 10.3(c), Section 2.3(d) or Section 2.3(f), to Parent, the Parent Members and/or the Partners, as applicable, with respect to any Escrow Indemnity Claim as to which the balance of the Escrow Fund is insufficient to cover in full for amounts up to, and only up to, amounts distributed from the Escrow Fund to cover Losses relating to a Non-Escrow Indemnity Claims.

          (c) None of the Buyer Indemnitees shall be entitled to recover pursuant to Section 10.3(b)(i); or Section 10.3(b)(vii) unless:

               (i) the Buyer Indemnitees, collectively, shall have suffered or incurred aggregate Losses otherwise recoverable under this ARTICLE X in an amount in excess of the Deductible, and then recovery shall be permitted only to the extent of such excess; and

               (ii) after the Deductible has been met, the Buyer Indemnitees suffer or incur Losses with respect to the individual Claim or series of related Claims which arise out of substantially the same facts and circumstances for which recovery is sought in excess of $ 100,000, in which case the full amount of such Losses shall be recoverable, subject to the limitations in Section 10.4(b).


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

Notwithstanding the foregoing, any claim for indemnification (and the Losses recoverable therefrom) that may be brought under both Section 10.3(b)(i) or
Section 10.3(b)(vii) on the one hand, and any other subsection of Section 10.3 (other than Section 10.3(b)(i) or Section 10.3(b)(vii)), on the other hand shall not be subject to any limitation specified in this Section 10.4(c).

          (d) If an indemnification claim is brought by a Buyer Indemnitee pursuant to Section 10.3(a), Section 10.3(b)(vi) or, to the extent relating to a claim under Section 10.3(a) or Section 10.3(b)(vi), Section 10.3(c), the Buyer Indemnitee may, at its option, recover Losses incurred with respect to such Claim from the Escrow Fund in accordance with ARTICLE XI to the extent of amounts available in the Escrow Fund (and shall be entitled pursuant to Section 10.3(a) and Section 10.3(c) to recover any Losses not recovered from the Escrow Fund from, as applicable, Parent or one or more Parent Members or Partners).

          (e) If an indemnification claim is brought by a Buyer Indemnitee pursuant to Section 10.3(b):

               (i) with respect to a breach by Parent, any Parent Member or a Partner of ARTICLE III or any covenant or agreement in this Agreement of Parent, any Parent Member or any Partner, the Person whose breach gives rise to or forms the basis for such Claim shall be severally liable for all Losses incurred by the Buyer Indemnitee with respect to such breach; and

               (ii) the Buyer Indemnitee may, at its option, recover Losses incurred with respect to such claim from the Escrow Fund in accordance with
ARTICLE XI to the extent of amounts available in the Escrow Fund (and shall be entitled pursuant to Section 2.3(d), Section 2.3(f), Section 10.3(b)(v) and, to the extent relating to a claim under Section 2.3(d), Section 2.3(f) or Section 10.3(b)(v), Section 10.3(c) to recover any Losses not recovered from the Escrow Fund from Parent, one or more Parent Members or Partners, whichever Person whose breach gave rise to or forms the basis of such Losses).

Notwithstanding the foregoing, any claim for indemnification (and the Losses recoverable therefrom) that may be brought under Section 10.3(a) or Section 10.3(c) for a breach of the Parent Title Representation or the Regency Title Representation or under Section 10.3(b)(vi) or, to the extent relating to a Claim under Section 10.3(b)(vi), Section 10.3(c) shall not be subject to this
Section 10.4(e).

          (f) Notwithstanding anything to the contrary in this Agreement:

               (i) the Buyer Indemnitees' recovery for Claims under this ARTICLE X (including amounts recovered by set-off) shall not exceed, in the aggregate, an amount equal to the Purchase Price;

               (ii) the Regency Indemnitees' recovery for Claims under Section 10.2(a) (including amounts recovered by set-off) shall not exceed, in the aggregate, an amount equal to $12,500,000;


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

               (iii) for purposes of determining whether a representation or warranty has been breached for purposes of this ARTICLE X and determining the amount of Losses suffered by any Buyer Indemnitee or Regency Indemnitee, as the case may be, each representation and warranty set forth in this Agreement, and any qualification with respect to any representation or warranty set forth in the Regency Disclosure Schedule, shall be read without regard or giving effect to any "material," "materiality," "Material Adverse Effect," and "substantial" or "Knowledge" qualifications that may be contained in any such representation or warranty, except with respect to the representations and warranties in
Section 4.15 and Section 4.19 and the defined term "Material Contract" and all "material," "materiality," "Material Adverse Effect," and "substantial" or "Knowledge" qualifications that are contained in any defined term shall be given effect;

               (iv) No investigation or knowledge of any Party, whenever undertaken or however obtained, shall limit such Party's right to indemnification hereunder in any manner; and

               (v) The provisions of this ARTICLE X shall apply in such a manner as not to give duplicative effect to any item of adjustment and if there has been an adjustment to the Purchase Price for any Loss, there shall not be any charge against the Deductible or the Escrow Fund and no Indemnitee may claim a breach of any representation or warranty with respect to any Loss that gave rise to such adjustment in the Purchase Price pursuant to Section 2.3 to the extent of the amount of such Loss given effect in such adjustment to the Purchase Price.

          (g) Notwithstanding anything in this ARTICLE X to the contrary, no Buyer Indemnitee may seek indemnification hereunder with respect to any breach of any representation or warranty of Regency for which facts and circumstances Regency is entitled to recovery under the environmental insurance policy or title insurance policy referenced in the Waha Acquisition Agreement, the terms and provisions of the Waha Acquisition Agreement, the terms and provisions of the El Paso Acquisition Agreement or any other Contract or right unless and until (i) Buyer and/or Regency shall have made a claim for recovery under such insurance policy or Contract (with a copy thereof to Parent) and (ii) such insurer or other Third Person party to such Contract, as the case may be, have either disputed or contested such claim or failed to acknowledge responsibility for such claim within the time periods prescribed in such insurance policy or Contract. In the event such insurer, or Third Person shall dispute, contest or fail to acknowledge responsibility for such claim, the Buyer Indemnitees shall be entitled to recover Losses with respect to such breach from the Escrow Fund in accordance with this ARTICLE X (to the extent the Deductible has been satisfied, if applicable, and the other requirements satisfied) and, upon the recovery from the Escrow Fund of any such Losses and the request of Parent, Regency shall either (i) assign the relevant claim against the aforesaid insurer, DEFS, El Paso or Third Person to Parent or (ii) prosecute such claim at the expense of Parent and remit the proceeds (net of reasonable expenses) of such prosecution to Parent. In the event and to the extent that such breach shall have resulted in any disputed amount being withheld from distribution from the Escrow Fund to Parent, Regency shall remit the proceeds (net of reasonable expenses) of such prosecution to


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Parent. If after the Closing Date Buyer, Regency or any Regency Company directly or indirectly takes, or fails to take (other than failing to renew any Contract that expires in accordance with its terms), any action that diminishes, reduces or eliminates any right of recovery under the environmental insurance policy or title insurance policy referenced in the Waha Acquisition Agreement, the terms and provisions of the Waha Acquisition Agreement, the terms and provisions of the El Paso Acquisition Agreement or any other Contract to which any Regency Company is a party as of the Closing (the "Third Person Protection Contracts"), no Buyer Indemnitee shall be entitled to recover from the Escrow Fund (or charge against the Deductible) any Losses that would have been recoverable under the Third Person Protection Contracts (or chargeable against the Deductible) but for such diminishment, reduction or elimination of recovery rights.

          (h) The amount of Losses required to be paid pursuant to this ARTICLE X shall be reduced to the extent of any tax benefits actually realized, or insurance proceeds directly or indirectly received by the Indemnified Party.

     10.5 Notice of Asserted Liability: Opportunity to Defend.

          (a) All claims for indemnification hereunder shall be asserted and handled pursuant to this Section 10.5. Any Person claiming indemnification hereunder is referred to herein as the "Indemnified Party" or "Indemnitee" and any Person against whom such claims are asserted hereunder is referred to herein as the "Indemnifying Party" or "Indemnitor."

          (b) If any Claim is asserted against or any Loss is sought to be collected from an Indemnifying Party, the Indemnified Party shall with reasonable promptness (and in any event prior to the expiration of the relevant survival period set forth in Section 10.1 (a)) provide to the Indemnifying Party a Claim Notice. The failure to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnified Party with respect to such action except to the extent the Indemnifying Party shall have been prejudiced by such failure or to the extent the Claim Notice was provided after the expiration of the relevant survival period set forth in Section 10.1 (a). Notice to Parent shall be sufficient to provide notice to Parent, the Parent Members and the Partners.

          (c) The Indemnifying Party shall have 30 days from the personal delivery or receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party in writing (i) whether or not it disputes the liability to the Indemnified Party hereunder with respect to the Claim or Loss, (ii) in the case where Losses are asserted against or sought to be collected from an Indemnifying Party by the Indemnified Party, whether or not the Indemnifying Party desires at its own sole cost and expense to attempt to remedy such Losses or (iii) in the case where Claims are asserted against or sought to be collected from an Indemnified Party by a Third Person ("Third Person Claim"), whether or not the Indemnifying Party desires at its own sole cost and expense to defend the Indemnified Party against such Third Person Claim. The Parties agree that, after the Closing Date, the reasonable expenses of Parent (including fees or expenses of attorneys or other advisors) in (a) defending a Third Person Claim for which a Claim for


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indemnification by a Buyer Indemnitee has been made and (b) in prosecuting a claim assigned to Parent under Section 10.4(g) shall be paid from the Escrow Fund as provided herein and subject to ARTICLE XI. Parent shall be entitled to submit monthly to the Buyer and the Escrow Agent invoices for such costs and expenses to Parent, including the fees, costs and expenses of its experts (including expert witnesses), consultants and any other representatives engaged by Parent, incurred by Parent in connection with any claim as described in clause (a) and (b) of the immediately preceding sentence and receive reimbursement from the Escrow Fund within 10 days after submission of such invoices.

          (d) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Person Claim, the Indemnifying Party shall have the right to defend all appropriate Proceedings, and with counsel of its own choosing (but reasonably satisfactory to the Indemnified Party) and such Proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in any such defense or settlement, other than at the request of the Indemnifying Party, it may do so at its sole cost and expense. If the Indemnified Party joins in defending in any such Third Person Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Person Claim or does not provide an answer within the Notice Period, the Indemnified Party shall be entitled to assume the defense of all appropriate Proceedings related thereto, with counsel of its choosing. If a Proceeding is asserted against both the Indemnifying Party and the Indemnified Party and there are one or more defenses available to the Indemnified Party that are not available to the Indemnifying Party or there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided, however, that if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys (in addition to local counsel) to represent the Indemnified Parties, regardless of the number of Indemnified Parties. No compromise or settlement of any Proceeding may be effected by the Indemnifying Party without the Indemnified Party's written consent unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and such settlement includes the granting by each claimant or plaintiff to each Indemnified Party of an unconditional release from all liability in respect of such Third Person Claim and related Proceeding.

          (e) If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel, at the cost and expenses of the Indemnifying Party in contesting any Third Person Claim and in making any counterclaim against the Third Person asserting the Third Person Claim, or any cross-complaint against any Person. Notwithstanding anything to the contrary contained in this Agreement, no Third Person Claim may be settled or otherwise compromised without the prior written consent of the Indemnifying Party.


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          (f) The costs and expenses of a Buyer Indemnitee, including the fees, costs and expenses of its separate counsel, experts (including expert witnesses), consultants and any other representatives engaged by it, incurred in connection with the (i) defense and settlement or final resolution of any Third Person Claim as to which the Buyer Indemnitee has the right to control and (ii) in prosecuting a claim under Section 10.4(g) shall be treated as "Losses" for all purposes hereunder. With respect to a Third Person Claim that is subject to the Deductible and (giving effect to such costs and expenses) the Deductible has been met, and with respect to any Third Person Claim that is not subject to the Deductible, the Buyer Indemnitee shall be entitled to submit monthly to Parent and the Escrow Agent invoices for such costs and expenses to which they are entitled under this Section 10.5(f) and receive reimbursement from the Escrow Fund within 10 days after submission of such invoices.

     10.6 Exclusive Remedy. AS BETWEEN THE BUYER INDEMNITEES AND THE REGENCY INDEMNITEES, OTHER THAN WITH RESPECT TO CLAIMS FOR FRAUD, AFTER CLOSING (A) THE PROVISIONS SET FORTH IN THIS ARTICLE X AND ARTICLE XI AND THE ESCROW AGREEMENT WILL BE THE SOLE AND EXCLUSIVE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES WITH RESPECT TO SAID AGREEMENTS, THE EVENTS GIVING RISE THERETO, AND THE TRANSACTIONS PROVIDED FOR HEREIN OR CONTEMPLATED HEREBY AND (B) NO PARTY NOR ANY OF ITS SUCCESSORS OR ASSIGNS SHALL HAVE ANY RIGHTS AGAINST ANY OTHER PARTY OR ITS AFFILIATES OTHER THAN AS IS EXPRESSLY PROVIDED IN THIS ARTICLE X AND ARTICLE XI AND THE ESCROW AGREEMENT.

     10.7 Limitation on Damages.

          (A) SUBJECT TO SECTION 10.7(B) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY, OR TO THE OTHER'S INDEMNITEES, UNDER THIS AGREEMENT FOR ANY EXEMPLARY, PUNITIVE, REMOTE, SPECULATIVE, CONSEQUENTIAL, OR SPECIAL DAMAGES, AND NO CLAIM SHALL BE MADE OR AWARDED AGAINST THE ESCROW FUND OR ANY PARTY, FOR ANY SUCH DAMAGES; PROVIDED, HOWEVER, THIS SECTION 10.7 SHALL NOT LIMIT THE RIGHT OF BUYER TO RECOVER FROM THE ESCROW FUND (A) ANY LOSS OF PROFITS, TO THE EXTENT ACTUALLY SUFFERED, INCURRED OR PAID BY BUYER OR (B) ANY LOSS OF PROFITS, TO THE EXTENT ACTUALLY SUFFERED, INCURRED OR PAID BY BUYER, ARISING AS A RESULT OF ANY BREACH OF ANY REPRESENTATION OR WARRANTY CONTAINED IN SECTION 4.15 WHICH HAVE NOT BEEN THE SUBJECT OF AN ADJUSTMENT PURSUANT TO SECTION 2.3(D).

          (B) NOTHING CONTAINED IN SECTION 10.7(A), OR OTHERWISE IN THIS AGREEMENT SHALL LIMIT OR OTHERWISE AFFECT ANY RIGHTS OF BUYER TO RECOVER ANY LOSSES OR


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DAMAGES IN THE EVENT BUYER TERMINATES THIS AGREEMENT PURSUANT TO SECTION 9.1(D)
AND WITHIN SIX MONTHS AFTER THE DATE OF SUCH TERMINATION ANY THIRD PERSON (A) ENTERS INTO AN AGREEMENT WITH PARENT, ANY REGENCY COMPANY OR THE PARENT MEMBERS (OR ANY OF THEIR RESPECTIVE SUCCESSORS) PROVIDING FOR, AND PURSUANT TO SUCH AGREEMENT CONSUMMATES, REGARDLESS OF WHETHER SUCH CONSUMMATION IS WITHIN SUCH SIX MONTH PERIOD OR THEREAFTER, A TRANSACTION, OR (B) OTHERWISE CONSUMMATES A TRANSACTION WHICH, IN THE CASE OF (A) OR (B), RESULTS IN THE ACQUISITION BY A THIRD PERSON (OR A GROUP OF RELATED THIRD PERSONS), THROUGH A PURCHASE OF THE EQUITY INTEREST, ASSETS, MERGER, CONSOLIDATION OR SIMILAR BUSINESS TRANSACTION, OF PARENT, REGENCY OR THE REGENCY COMPANIES, OF ALL OR A SUBSTANTIAL PORTION OF THE OUTSTANDING EQUITY INTEREST IN, OR ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF, THE REGENCY COMPANIES; PROVIDED, HOWEVER, THAT THE TOTAL AMOUNT OF LOSSES AND DAMAGES THAT BUYER SHALL BE ENTITLED TO RECOVER IN SUCH EVENT SHALL BE LIMITED TO THE AMOUNT BY WHICH THE CONSIDERATION TO BE PAID BY THE PURCHASERS (INCLUDING DEBT TO BE ASSUMED) IN SUCH TRANSACTION EXCEEDS $405,000,000; AND PROVIDED FURTHER, THAT IN CALCULATING SUCH LOSSES AND DAMAGES, APPROPRIATE EFFECT SHALL BE GIVEN TO ANY PURCHASES OR SALES OF ANY EQUITY INTERESTS, BUSINESSES, DIVISIONS, ASSETS OR PROPERTIES AFTER THE DATE OF THIS AGREEMENT BY ANY REGENCY COMPANY.

     10.8 Bold and/or Capitalized Letters. THE PARTIES AGREE THAT THE BOLD AND/OR CAPITALIZED LETTERS IN THIS AGREEMENT CONSTITUTE CONSPICUOUS LEGENDS.

     10.9 Independent Investigation. Buyer is knowledgeable in the business of owning and operating natural gas, natural gas liquids, condensate and refined product facilities. In making the decision to enter into this Agreement and consummate the transaction contemplated hereby, Buyer has relied solely on its own independent due diligence investigations and inspection of the Assets of the Regency Companies, and the representations, warranties, covenants and undertakings of Parent, Regency, the Parent Members and the Partners in this Agreement.

     10.10 Projections. WITHOUT DIMINISHING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV, BUYER ACKNOWLEDGES THAT: (I) THE ASSETS OWNED BY THE REGENCY SUBSIDIARIES HAVE BEEN USED FOR NATURAL GAS, NATURAL GAS LIQUIDS, CONDENSATE AND/OR REFINED PRODUCT OPERATIONS AND PHYSICAL CHANGES IN SUCH ASSETS AND IN THE LANDS BURDENED THEREBY MAY HAVE OCCURRED AS A RESULT OF SUCH USES AND
(II) SUCH ASSETS INCLUDE BURIED PIPELINES AND OTHER EQUIPMENT, THE LOCATIONS OF


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

WHICH MAY NOT BE READILY APPARENT BY A PHYSICAL INSPECTION OF SUCH ASSETS OR THE LANDS BURDENED THEREBY.

EXCEPT AS EXPRESSLY SET OUT IN THIS AGREEMENT, NEITHER REGENCY, PARENT, THE PARENT MEMBERS NOR THE PARTNERS MAKE ANY REPRESENTATION, COVENANT OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO (A) THE ACCURACY OR COMPLETENESS OF ANY DATA OR RECORDS DELIVERED TO BUYER WITH RESPECT TO THE ASSETS, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE ASSETS, PRICING ASSUMPTIONS, QUALITY OR QUANTITY OF THE INTERESTS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR
(B) FUTURE VOLUMES OF HYDROCARBONS OR OTHER PRODUCTS GATHERED, TRANSPORTED, TREATED, STORED OR PROCESSED THROUGH OR AT THE ASSETS. WITH RESPECT TO ANY PROJECTION OR FORECAST DELIVERED BUYER BY OR ON BEHALF OF REGENCY, PARENT, THE PARENT MEMBERS, THE PARTNERS OR ANY OF THEIR RESPECTIVE AFFILIATES, BUYER ACKNOWLEDGES THAT (I) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS, (II) BUYER IS FAMILIAR WITH SUCH UNCERTAINTIES, AND (III) BUYER IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS AND FORECASTS FURNISHED.

                                   ARTICLE XI
                                     ESCROW

     11.1 Escrow Fund. On the Closing Date, Buyer shall deposit with the Escrow Agent, in accordance with Section 2.2(b)(ii), the Escrow Amount in immediately available funds (the funds held by the Escrow Agent pursuant to the Escrow Agreement (i.e., the Escrow Amount, as adjusted from time to time by any disbursements in accordance with this Agreement and the Escrow Agreement and interest or other income on investments), the "Escrow Fund") pursuant to the Escrow Agreement, which shall provide that the Escrow Fund shall be held in escrow. The Escrow Agent shall act as escrow agent and hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions of this Agreement and the Escrow Agreement. The Escrow Fund will not be subject to any lien or attachment of any creditor of any Party and will be used solely for the purposes and subject to the conditions set forth in this Agreement and the Escrow Agreement.

     11.2 Release from Escrow.

          (a) At any time, or from time to time, before the Final Distribution Date, Buyer may deliver a Claim Notice to Parent and the Escrow Agent (i) specifying in reasonable detail the nature and dollar amount of a Claim it may have under ARTICLE X (including without limitation any Claim that it may have pursuant to Section 2.3(d) to receive a distribution from the Escrow Fund with respect to any Purchase Price Deficit or any Claim under Section 10.5(f) to receive a distribution from the Escrow Fund with respect to fees, costs and expenses) and (ii) requesting a disbursement of the amount of


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the Claim from the Escrow Fund; provided that to the extent the amount of any
Claim exceeds the amount of the Escrow Fund then held in escrow, Buyer shall not be entitled to recover from the Escrow Agent any amounts in excess of the Escrow Fund.

          (b) Subject to Section 11.2(d) and Section 11.2(e) if Buyer and Parent agree as to the liability of such Claim and the amount or any portion thereof, Buyer and Parent each shall provide to the Escrow Agent a written notice jointly executed instructing the Escrow Agent to release to Buyer an amount equal to the amount of the liability for such Claim or the undisputed portion thereof ("Joint Instructions"). If Parent and Buyer do not deliver Joint Instructions to the Escrow Agent, then the Escrow Agent shall not disburse the monies requested pursuant to the Claim Notice but rather hold such amount (the "Disputed Amount") until the earliest of (i) the receipt by the Escrow Agent of Joint Instructions with respect to such Disputed Amount instructing the Escrow Agent to release monies, specifying the amount of such monies to be released and to whom, (ii) subject to Section 11.3(b), the Final Distribution Date or (iii) a final written non-appealable order issued by a court of competent jurisdiction with respect to such Disputed Amount.

          (c) At any time, or from time to time, before the Final Distribution Date, Parent may deliver a written notice to Buyer and the Escrow Agent (i) specifying in reasonable detail the nature and dollar amount, which shall never exceed the amount of the Escrow Fund then held in escrow, of fees, costs and expenses (which written notice shall include a copy of all invoices to which such fees, costs and expenses relate) it is entitled to receive pursuant to
Section 10.5(c) and (ii) requesting a disbursement of the amount of such fees, costs and expenses from the Escrow Fund.

          (d) At any time, or from time to time, before the Final Distribution Date, Buyer may deliver a written notice to Parent and the Escrow Agent (i) specifying in reasonable detail the nature and dollar amount, which shall never exceed the amount of the Escrow Fund then held in escrow, of fees, costs and expenses (which written notice shall include a copy of all invoices to which such fees, costs and expenses relate) it is entitled to receive pursuant to
Section 10.5(f) and (ii) requesting a disbursement of the amount of such fees, costs and expenses from the Escrow Fund.

          (e) If Buyer or Parent submits a written notice pursuant to Section 11.2(c) or Section 11.2(d), as applicable, the Escrow Agent shall disburse the amounts requested in such written notice without any further direction by the other Party. If the Escrow Agent shall not have distributed such amounts to the appropriate Party hereunder within 10 days after the Escrow Agent's receipt of written notice, Buyer and Parent each shall provide to the Escrow Agent a written notice jointly executed instructing the Escrow Agent to release to Buyer or Parent, as applicable, the amount requested in such written notice.

     11.3 Distributions.

          (a) On the First Distribution Date, the Escrow Agent shall distribute to Parent the First Distribution Amount and, if required, Buyer and Parent shall at least one


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Business Day prior to the First Distribution Date provide written notice jointly executed instructing the Escrow Agent to distribute to Parent the First Distribution Amount.

          (b) On the Final Distribution Date (i) the Escrow Agent shall distribute to Parent the balance of the Escrow Fund minus the amount of any Continuing Claims that are (A) the subject of litigation between the Parties or
(B) unresolved Third Person Claims that Parent has agreed the Buyer Indemnitees are entitled to be indemnified against pursuant to the terms of ARTICLE X (collectively, the "Retained Escrow Amount"), (ii) and, if required, Buyer and Parent shall at least one Business Day prior to the Final Distribution Date provide written notice jointly executed instructing the Escrow Agent to distribute to Parent the balance of the Escrow Fund minus the Retained Escrow Amount, and (iii) the escrow shall continue until the resolution of such Continuing Claims, and during such continuance, the Escrow Agent shall continue to hold the Escrow Fund in an amount not to exceed the Retained Escrow Amount.

     11.4 Subsequent Distribution(s). The Retained Escrow Amount shall only be distributed by the Escrow Agent pursuant to (b) Joint Instructions or (c) a final written non-appealable order issued by a court of competent jurisdiction with respect to any Continuing Claim.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.1 Expenses. Each Party will bear its own respective costs and expenses (including legal fees and expenses) incurred in connection with the negotiation of this Agreement and the transactions contemplated hereby (and Buyer acknowledges that Regency shall pay the costs and expenses of Parent, the Parent Members and the Partners).

     12.2 Assignment. No Party may assign this Agreement or any of its rights or obligations arising hereunder without the prior written consent of the other Parties; provided, however, that, subject to Section 6.9(i) without the consent of Regency, Parent, the Parent Members or the Partners, Buyer may, without relieving Buyer from its liabilities or obligations hereunder, (a) assign this Agreement, and its rights and obligations hereunder, to an Affiliate of Buyer or to an entity formed, controlled and primarily owned by Buyer, and/or (b) collaterally assign this Agreement to any entity providing financing to Buyer.

     12.3 Entire Agreement, Amendments and Waiver. This Agreement (together with any Exhibits and schedules hereto), the Escrow Agreement and all certificates, documents, instruments and writings that are delivered pursuant hereto contain the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof other than the Confidentiality Agreement which is hereby ratified by Buyer, as if Buyer were a party thereto, and shall continue to be binding on Regency and Buyer. This Agreement may be amended, superseded or canceled only by a written instrument duly executed by Regency, Parent (on behalf of Parent, the Parent Members


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and the Partners) and Buyer, specifically stating that it amends, supersedes or cancels this Agreement. Any of the terms of this Agreement and any condition to a Party's obligations hereunder may be waived only in writing by that Party specifically stating that it waives a term or condition hereof. No waiver by a Party of any one or more conditions or defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future conditions or defaults, whether of a like or different character, nor shall the waiver constitute a continuing waiver unless otherwise expressly provided.

     12.4 Severability. Each portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

     12.5 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.6 Governing Law and Dispute Resolution.

          (a) Governing Law. This Agreement shall be governed by, enforced in accordance with, and interpreted under, the Laws of the State of Texas, without reference to applicable principles of conflicts of Laws.

          (b) Consent to Jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Texas and the federal courts of the United States of America located in Dallas, Texas, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each Party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a Party to this Agreement may become involved. Each Party consents to process being served by any other Party to this Agreement in any Proceeding of the nature specified in this Section 12.6(b) by the mailing of a copy thereof in the manner specified by the provisions of
Section 12.7.

          (c) Recovery of Costs and Attorneys' Fees. If there are any Proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, after the entry of a final written non-appealable order, if one Party has predominantly prevailed in the dispute, it shall be entitled to recover from the other Party all court costs, fees and expenses relating to such Proceeding, including reasonable


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attorneys' fees that are specifically included in such court award (and Buyer acknowledges that if it has predominantly prevailed in any matter relating to a claim for indemnification under ARTICLE X (other than a claim for indemnification under Section 10.3(a)), all such court costs, fees and expenses shall only be recoverable from the Escrow Funds).

          (d) Settlement Proceedings. All aspects of any settlement proceedings, including discovery, testimony and other evidence, negotiations and communications pursuant to this Section 12.6, briefs and the award shall be held confidential by each Party, and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence.

     12.7 Notices and Addresses. Any notice, request, instruction, waiver or other communication to be given hereunder by any Party shall be in writing and shall be considered duly delivered if personally delivered, mailed by certified mail with the postage prepaid (return receipt requested), sent by messenger or overnight delivery service, or sent by facsimile to the addresses of the Parties as follows:

          BUYER:

          Regency Acquisition LLC
          c/o Hicks, Muse, Tate & Furst Incorporated
          200 Crescent Court, Suite 1600
          Dallas, Texas 75201
          Telephone: (214) 740-7542
          Facsimile: (214) 720-7888
          Attn: Jason Downie

          with a copy to (which shall not constitute notice):

          Vinson & Elkins LLP
          3700 Trammell Crow Center
          2001 Ross Avenue
          Dallas, Texas 75201
          Telephone: (214) 220-7781
          Facsimile: (214) 999-7781
          Attention: Rodney L. Moore, Esq.

          REGENCY:

          Regency Services, LLC
          1700 Pacific Avenue, Suite 2900
          Dallas, Texas 75201
          Telephone: (214) 750-1771
          Facsimile: (469) 916-8017
          Attention: David Biegler


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          With a copy to (which shall not constitute notice):

          Gardere Wynne Sewell LLP
          3000 Thanksgiving Tower
          1601 Elm Street, Suite 3000
          Dallas, Texas 75201
          Telephone: (214) 999-4564
          Facsimile: (214) 999-3564
          Attention: Lawrence B. Goldstein

          PARENT MEMBERS AND PARTNERS:

          To the address set forth below each such Parent Member's or Partner's name on Schedule A

          PARENT:

          Regency Services, LLC
          1700 Pacific Avenue, Suite 2900
          Dallas, Texas 75201
          Telephone: (214) 750-1771
          Facsimile: (469) 916-8017
          Attention: David Biegler

          and

          Charlesbank Capital Partners LLC
          600 Atlantic Ave., 26th Floor
          Boston, MA 02210-2203
          Telephone: (617) 619-5400
          Facsimile: (617) 619-5402
          Attention: Jon M. Biotti
          Copy to: Tami Nason

          With a copy to (which shall not constitute notice):

          Gardere Wynne Sewell LLP
          3000 Thanksgiving Tower
          1601 Elm Street, Suite 3000
          Dallas, Texas 75201
          Telephone: (214) 999-4564
          Facsimile: (214) 999-3564
          Attention: Lawrence B. Goldstein

or at such other address as a Party may designate by written notice to the other Parties in the manner provided in this Section 12.7. Notice by mail shall be deemed to have been given and received on the third day after posting. Notice by messenger, overnight delivery service, facsimile transmission or personal delivery shall be deemed given on the date of actual delivery.

     12.8 Press Releases. Except as may otherwise be required by securities Laws and public announcements or disclosures that are, in the reasonable opinion of the Party proposing to make the announcement or disclosure, legally required to be made, prior to Closing there shall be no press release or public communication concerning the transactions contemplated by this Agreement by any Party except with the prior written consent of the Party not originating such press release or communication, which consent shall not be unreasonably withheld or delayed. Prior to Closing Buyer and Regency will consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and, subject to legal constraints, to the form and content of any application or report to be made to any Governmental Authority that relates to the transactions contemplated by this Agreement.

     12.9 Offset. Nothing contained herein shall impair or constitute a waiver of any right of offset or setoff for any Party.

     12.10 No Partnership; Third Party Beneficiaries. Nothing in this Agreement shall be deemed to create a joint venture, partnership, tax partnership, or agency relationship between the Parties. Nothing in this Agreement shall provide any benefit to any Third Person or entitle any Third Person to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third-party beneficiary contract; provided, however, that the indemnification provisions of ARTICLE X shall inure to the benefit of the Buyer Indemnitees and the Regency Indemnitees as provided therein and the provisions of Section 6.8 are intended to benefit the Director/Officer Indemnitees and their heirs and representatives.

     12.11 Negotiated Transaction. The Parties, each represented by legal counsel, have each participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation should arise, this Agreement shall be construed as if drafted by all Parties and no presumption or burden of proof shall arise favoring or burdening any Party hereto by virtue of the authorship of any of the provisions of this Agreement.

     12.12 Regency Disclosure Schedule. The information in the Regency Disclosure Schedule constitutes (a) exceptions or qualifications to particular representations, warranties, covenants and obligations of Regency, Parent, the Parent Members and the Partners as set forth in this Agreement or (b) descriptions or lists of assets and liabilities and other items referred to in this Agreement. The Regency Disclosure Schedule shall not be construed as indicating that any disclosed information is required to be disclosed, and no disclosure shall be construed as an admission that such information is material to, or required to be disclosed by Regency, Parent, the Parent Members or the Partners. Capitalized terms used in the Regency Disclosure Schedule which are not defined therein and defined in this Agreement shall have the meaning given them in this Agreement. The statements in the Regency Disclosure Schedule relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement, unless its applicability to another Section of this Agreement is readily apparent.

     12.13 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     12.14 Representation. Each Party (other than Regency and Parent) acknowledges and understands that Gardere Wynne Sewell LLP has represented only Regency and Parent in connection with the preparation of this Agreement and that Gardere Wynne Sewell LLP has not represented any other Party regarding this Agreement or the transactions contemplated hereby. Further, each Party (other than Regency and Parent) acknowledges and affirms that such Party has had the opportunity to consult with legal counsel of its choosing regarding this Agreement and the transactions contemplated hereby and that it has not relied upon Gardere Wynne Sewell LLP to provide it with any legal advice, nor has Gardere Wynne Sewell LLP provided any such advice.

     12.15 Specific Performance.

     The Parties recognize that in the event Parent or Regency should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, including money damages, and without the necessity of posting bond or proving actual damages have resulted or would result in the absence thereof, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, Parent and Regency hereby waive the defense that there is an adequate remedy at law. In no event shall Parent or Regency be entitled to seek specific performance with respect to any obligations of Buyer arising under this Agreement.

     12.16 Affiliate Liability.

          (a) Each of the following is herein referred to as a "Buyer Affiliate": (a) any direct or indirect holder of the capital stock or other Equity Interests in Buyer (whether limited or general partners, members, stockholders or otherwise), and (b) any director, officer, manager, employee, representative or agent of (i) Buyer or (ii) any Person who directly or indirectly controls Buyer. Except to the extent that a Buyer Affiliate is an express signatory thereto or an express assignee of Buyer, no Buyer Affiliate shall have any liability or obligation to any of Parent, Regency, any Parent Member or any Partner of any nature whatsoever in connection with or under this Agreement, any of the Transaction Documents or the transactions contemplated herein or therein, and each of Regency, Parent, the Parent Members and the Partners hereby waive and release all claims of any such liability and obligation.

          (b) Each of the following is herein referred to as a "Parent Affiliate": (a) any direct or indirect holder of Equity Interests in Parent (whether limited or general partners, members, stockholders or otherwise), and
(b) any partner, member, shareholder, director, officer, manager, employee, representative or agent of (i) Parent or (ii) any Person who directly or indirectly controls Parent. Except to the extent that a Parent Affiliate is an express signatory thereto or an express assignee of Parent, and except as expressly set forth in Section 2.3(c), Section 2.3(f) and ARTICLE X, no Parent Affiliate shall have any liability or obligation to any Regency Company or Buyer or Buyer Indemnitee of any nature whatsoever in connection with or under this Agreement, any of the Transaction Documents or the transactions contemplated herein or therein, and Buyer on behalf of itself and Buyer Affiliates hereby waives and releases all claims of any such liability and obligation.

     12.17 No Waiver of Claims for Fraud. The liability of any Party under
ARTICLE X shall be in addition to, and not exclusive of, any other liability that such Party may have at law or equity based on such Party's fraudulent acts or omissions. None of the provisions set forth in this Agreement shall be deemed a waiver by any Party of any right or remedy which such Party may have at law or equity based on any other Party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for fraud, (b) the time period during which a claim for fraud may be brought, or (c) the recourse which any such Party may seek against another Party with respect to a claim for fraud; provided, however, that with respect to such rights and remedies at law or equity, the Parties further acknowledge and agree that none of the provisions of this Section 12.17 shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

     12.18 No Recovery. Neither Parent, any Partner or any Parent Member shall be entitled to indemnification or contribution from Buyer or any Regency Company for any Losses that any of them is obligated to pay pursuant to any Claim brought by a Buyer Indemnitee. The foregoing does not apply to (a) Claims made against Buyer for a breach of any of the representations, warranties, covenants and agreements of Buyer set forth in this Agreement or (b) a claim for indemnification by a Director/Officer Indemnitee under the Organizational Documents of any Regency Company with respect to any Third Person Claim related to or arising out of or based upon such Director/Officer Indemnitee's activities as such prior to the Closing except to the extent any such Third Person Claim relates to or arises out of any activities which constitute a breach of any representation or warranty contained in Article III or Article IV or Section 6.5 of this Agreement, any breach of any covenant under this Agreement to be performed prior to Closing by Parent or any Regency Company or any other matter giving rise to a right to any Buyer Indemnitee to indemnification under ARTICLE X (collectively, a "Permitted Indemnification/Contribution"). If any right of indemnification or contribution from any Regency Company under the Organizational Documents of such Regency Company relating to a Claim (other than a claim for Permitted Indemnification/Contribution) is ultimately determined to be unwaivable, Parent, each Partner and each Parent Member recovering pursuant to such provision shall indemnify the Buyer or the applicable Regency Company to the full extent of such recovery. Except as set forth in this Section

12.18, Parent, each Partner and each Parent Member hereby waives and releases any and all rights that it may have to assert claims of indemnification or contribution against Buyer or any Regency Company under this Agreement, any other Transaction Document, any other Contract or any provision under the Organizational Documents of any of them for any Losses that any of them is obligated to pay pursuant to any Claim brought by a Buyer Indemnitee (other than a claim for Permitted Indemnification/Contribution). Effective as of the Closing, Buyer and Regency, on behalf of itself and each Regency Company, waive and release any and all rights and claims against Parent, each Partner, each Parent Member, each Officer, each Director and each Manager, excluding only Claims made by Buyer (i) for a breach of any of the representations, warranties, covenants and agreements of Parent, any Partner, any Parent Member, any Officer, any Director and any Manager under this Agreement and each other Transaction Document to which such Person is a party or (ii) under Section 2.3(d), Section 2.3(f), or ARTICLE X of this Agreement.

                            [SIGNATURE PAGES FOLLOW]

     THE PARTIES HAVE signed this Agreement as of the date first set forth above.

BUYER:

REGENCY ACQUISITION LLC


By: /s/ Jason Downie
    ---------------------------------
Name: Jason Downie
Title: Vice President


PARENT:

REGENCY SERVICES, LLC


By: /s/ David Biegler
    ---------------------------------
Name: David Biegler
Title: Chairman


REGENCY:

REGENCY GAS SERVICES LLC


By: /s/ David Biegler
    ---------------------------------
Name: David Biegler
Title: Chairman


PARENT MEMBERS:

CHARLESBANK EQUITY FUND V, LIMITED PARTNERSHIP

By: Charlesbank Equity Fund V GP, Limited Partnership,
    its General Partner

By: Charlesbank Capital Partners, LLC,
    its General Partner


By: /s/ Mark A. Rosen                      By:   /s/ Michael Thonis
    ---------------------------------            ------------------------------
Name:   Mark A. Rosen                      Name:     Michael Thonis
      -------------------------------            ------------------------------
Title:  Managing Director                  Title:    Managing Director
       ------------------------------            ------------------------------


                                 Signature Page

CHARLESBANK EQUITY CO-INVESTMENT FUND V, LIMITED PARTNERSHIP

By: Charlesbank Equity Fund V GP, Limited Partnership,
    its General Partner

By: Charlesbank Capital Partners, LLC,
    its General Partner


By: /s/ Mark A. Rosen                   By: /s/ Michael Thonis
    ---------------------------------       ------------------------------------
Name: Mark A. Rosen                     Name: Michael Thonis
Title: Managing Director                Title: Managing Director


CHARLESBANK COINVESTMENT PARTNERS, LIMITED PARTNERSHIP

By: Charlesbank Equity Fund V GP, Limited Partnership,
    its General Partner

By: Charlesbank Capital Partners, LLC,
    its General Partner


By: /s/ Mark A. Rosen                   By: /s/ Michael Thonis
    ---------------------------------       ------------------------------------
Name: Mark A. Rosen                     Name: Michael Thonis
Title: Managing Director                Title: Managing Director

/s/ David Biegler
-------------------------------------
David Biegler

/s/ James W. Bryant
-------------------------------------
James W. Bryant

/s/ Douglas E. Dormer, Jr.
-------------------------------------
Douglas E. Dormer, Jr.

/s/ Michael Hunter
-------------------------------------
Michael Hunter

/s/ R. Mack Lawrence
-------------------------------------
R. Mack Lawrence


                                 Signature Page

CARDINAL EQUITY HOLDINGS LLC


By:  /s/ James W. Bryant
    ---------------------------------
Name:    James W. Bryant
      -------------------------------
Title:   President
       ------------------------------


MITCHELL & COMPANY LIMITED

By: H-Jam, Inc.,
    its General Partner


By:  /s/ Harvey R. Mitchell
    ---------------------------------
Name:    Harvey R. Mitchell
      -------------------------------
Title:   President
       ------------------------------

/s/ Ronald G. Steinhart
-------------------------------------
Ronald G. Steinhart

CB Offshore Equity Fund V - Holdings,
LP


By: /s/ Mark A. Rosen                   By: /s/ Michael Thonis
    ---------------------------------       ------------------------------------
Name: Mark A. Rosen                     Name: Michael Thonis
Title: Managing Director                Title: Managing Director

PARTNERS:

CB OFFSHORE EQUITY FUND V GP, LLC

BY: Charlesbank Capital Partners, LLC,
    as sole member


By: /s/ Mark A. Rosen                   By: /s/ Michael Thonis
    ---------------------------------       ------------------------------------
Name: Mark A. Rosen                     Name: Michael Thonis
Title: Managing Director                Title: Managing Director


                                 Signature Page

CB OFFSHORE EQUITY FUND V GP,
LIMITED PARTNERSHIP

By: Charlesbank Capital Partners,
    LLC, Its General Partner


By: /s/ Mark A. Rosen                   By: /s/ Michael Thonis
    ---------------------------------       ------------------------------------
Name: Mark A. Rosen                     Name: Michael Thonis
Title: Managing Director                Title: Managing Director

By: CB Offshore Equity Fund V GP, LLC
    its Administrative General Partner

By: Charlesbank Capital Partners,
    LLC, as sole member


By: /s/ Mark A. Rosen                   By: /s/ Michael Thonis
    ---------------------------------       ------------------------------------
Name: Mark A. Rosen                     Name: Michael Thonis
Title: Managing Director                Title: Managing Director


                                 Signature Page

                                 AMENDMENT NO. 1
                                       TO
                           PURCHASE AND SALE AGREEMENT

     This Amendment No. 1 to Purchase and Sale Agreement (this "Amendment") is entered into effective November 2, 2004 by and among Regency Acquisition LLC, a Delaware limited liability company ("Buyer"), Regency Gas Services LLC, a Delaware limited liability company ("Regency"), and Regency Services, LLC, a Delaware limited liability company ("Parent"), on behalf of itself, the members of Parent (the "Parent Members"), and the partners (the "Partners") of CB Offshore Equity Fund V - Holdings, L.P., a Cayman Islands limited partnership. This Amendment is and constitutes an amendment to the Purchase Agreement.

                                    RECITALS

     WHEREAS, Buyer, Regency, Parent, the Parent Members, and the Partners are parties to that certain Purchase and Sale Agreement (the "Purchase Agreement") dated October 21, 2004.

     WHEREAS, the Parties have agreed to amend the Purchase Agreement in the manner provided below; and

     WHEREAS, pursuant to Section 12.3 of the Purchase Agreement, Parent is executing this Amendment on behalf of itself, the Parent Members, and the Partners.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined herein and defined in the Purchase Agreement have the meanings provided in the Purchase Agreement.

     2. Amendments.

          2.1 Section 6.3(b) of the Purchase Agreement hereby is amended and restated in its entirety to read as follows:

               "(b) The Parties shall make any filings required under the HSR Act on or prior to November 4, 2004 and provide such information to the FTC and DOJ as is required in connection with the HSR Act as soon as practicable after a request therefor."

     3. Miscellaneous. Sections 12.4, 12.5 and 12.6(a) of the Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis. The parties hereby agree that the terms and provisions of the Purchase Agreement, as amended hereby, shall continue in full force and effect.

     THE PARTIES HAVE executed and delivered this Amendment effective as of the date first set forth above.

BUYER:

REGENCY ACQUISITION LLC


By: /s/ Edward Herring
    ---------------------------------
Name: Edward Herring
Title: Vice President


REGENCY:

REGENCY GAS SERVICES LLC


By: /s/ David Biegler
    ---------------------------------
Name: David Biegler
Title: Chairman


PARENT (ON BEHALF OF ITSELF, THE PARENT MEMBERS AND THE
PARTNERS):

REGENCY SERVICES, LLC


By: /s/ David Biegler
    ---------------------------------
Name: David Biegler
Title: Chairman


                                 Signature Page

                                 AMENDMENT NO. 2
                                       TO
                           PURCHASE AND SALE AGREEMENT

     This Amendment No. 2 to Purchase and Sale Agreement (this "Amendment") is entered into effective November 4, 2004 by and among Regency Acquisition LLC, a Delaware limited liability company ("Buyer"), Regency Gas Services LLC, a Delaware limited liability company ("Regency"), and Regency Services, LLC, a Delaware limited liability company ("Parent"), on behalf of itself, the members of Parent (the "Parent Members"), and the partners (the "Partners") of CB Offshore Equity Fund V - Holdings, L.P., a Cayman Islands limited partnership. This Amendment is and constitutes an amendment to the Purchase Agreement.

                                    RECITALS

     WHEREAS, Buyer, Regency, Parent, the Parent Members, and the Partners are parties to that certain Purchase and Sale Agreement dated October 21, 2004, as amended by Amendment No. 1 to Purchase and Sale Agreement dated November 2, 2004 (the "Purchase Agreement").

     WHEREAS, the Parties have agreed to amend the Purchase Agreement in the manner provided below; and

     WHEREAS, pursuant to Section 12.3 of the Purchase Agreement, Parent is executing this Amendment on behalf of itself, the Parent Members, and the Partners.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined herein and defined in the Purchase Agreement have the meanings provided in the Purchase Agreement.

     2. Amendments.

          2.1 Section 6.3(b) of the Purchase Agreement hereby is amended and restated in its entirety to read as follows:

               "(b) The Parties shall make any filings required under the HSR Act on or prior to November 5, 2004 and provide such information to the FTC and DOJ as is required in connection with the HSR Act as soon as practicable after a request therefor."

     3. Miscellaneous. Sections 12.4, 12.5 and 12.6(a) of the Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis. The parties hereby agree that the terms and provisions of the Purchase Agreement, as amended hereby, shall continue in full force and effect.

     THE PARTIES HAVE executed and delivered this Amendment effective as of the date first set forth above.

BUYER:

REGENCY ACQUISITION LLC


By: /s/ Edward Herring
    ---------------------------------
    Edward Herring
    Vice President


REGENCY:

REGENCY GAS SERVICES LLC


By: /s/ David Biegler
    ---------------------------------
Name: David Biegler
Title: Chairman

PARENT (ON BEHALF OF ITSELF, THE PARENT MEMBERS AND THE PARTNERS):


REGENCY SERVICES, LLC


By: /s/ David Biegler
    ---------------------------------
Name: David Biegler
Title: Chairman


                                 Signature Page

                                CLOSING AGREEMENT
                                       AND
                                 AMENDMENT NO. 3
                                       TO
                           PURCHASE AND SALE AGREEMENT

     This Closing Agreement and Amendment No. 3 to Purchase and Sale Agreement (this "Agreement") is entered into effective December 1, 2004 by and among Regency Acquisition LLC, a Delaware limited liability company ("Buyer"), Regency Gas Services LLC, a Delaware limited liability company ("Regency"), and Regency Services, LLC, a Delaware limited liability company ("Parent"), on behalf of itself, the members of Parent (the "Parent Members"), and the partners (the "Partners") of CB Offshore Equity Fund V - Holdings, L.P., a Cayman Islands limited partnership, in connection with the closing of the transactions contemplated by that certain Purchase and Sale Agreement dated October 21, 2004 by and among Buyer, Regency, Parent, the Parent Members and the Partners, as amended by Amendment No. 1 to Purchase and Sale Agreement dated November 2, 2004, and Amendment No. 2 to Purchase and Sale Agreement dated November 4, 2004 (as amended, the "Purchase Agreement"), to clarify and agree upon the matters set below. This Agreement is and constitutes an amendment to the Purchase Agreement.

     1. Definitions. Capitalized terms used but not defined herein and defined in the Purchase Agreement have the meanings provided in the Purchase Agreement.

     2. Purchase Price.

          2.1 The Estimated Purchase Price has been computed in accordance with the terms of Section 2.3(a) of the Purchase Agreement as follows:

                                                  $405,000,000.00

PLUS ESTIMATED AMOUNT OF:
Reimbursable Acquisition Expenditures             $          0.00
Capital Expenditure Surplus                       $          0.00
Working Capital Surplus                           $  1,500,000.00

MINUS:
Payoff Amount                                     $114,948,059.19
Estimated Amount of Capital Expenditure Deficit   $    973,953.00
Estimated Amount of Working Capital Deficit       $          0.00
Escrow Amount                                     $ 12,500,000.00

Unpaid as of 11:59 p.m. on the Measurement
   Date:
   Expenses ($3,857,000.00)
   Severance Obligations Adjusted Amount
      ($0.00)
   Change of Control Amounts ($0.00)              $  3,857,000.00
                                                  ---------------
ESTIMATED PURCHASE PRICE                          $274,220,987.81

          2.2 Based on the calculation in the foregoing Section 2.1, the Estimated Purchase Price and Closing Parent Amount shall be deemed to be $274,220,987.81.

     3. Wells Fargo Debt Payoff. Buyer acknowledges that (a) it was contemplated that upon Closing the Payoff Amount would include an appropriate adjustment for the termination of that certain ISDA Master Agreement dated May 4, 2004 between Wells Fargo and Regency ("ISDA Hedge Agreement"), the related documents thereunder (including without limitation the Schedule to the ISDA Master Agreement dated May 4, 2004 between Wells Fargo and Regency, Exhibit I, Form of Confirmation relating to the ISDA Hedge Agreement, Hedging Authority for the ISDA Hedge Agreement) and all interest rate swap transactions under the ISDA Hedge Agreement and (b) at or prior to Closing, Wells Fargo is unable to calculate the appropriate credit or debit to Regency upon termination of the ISDA Hedge Agreement and the interest rate swap transaction thereunder. Therefore the Parties agree that (i) upon termination of the ISDA Hedge Agreement and the interest rate swap transaction, and Wells Fargo's calculation of the appropriate credit or debit relating to such termination, any such credit or debit shall inure solely to the benefit of, and be the sole responsibility of, Parent, (ii) Parent shall pay any such amounts as may be owed to Wells Fargo or any other Person as a result of the termination of the ISDA Hedge Agreement and interest rate swap transactions thereunder directly to Wells Fargo within five Business Days after Wells Fargo determines the appropriate amount, (iii) if Buyer receives any funds from Wells Fargo relating to the termination of the ISDA Hedge Agreement and interest rate swap transactions thereunder, Buyer shall remit such funds to Parent within five Business Days after the receipt thereof and (iv) Parent shall indemnify the Buyer Indemnities for any failure of Parent to comply with its obligations under this Section 3.

     4. Phantom Stock Plan. Parent shall deliver to each participant in the Phantom Stock Plan a letter in the form attached hereto as Exhibit A (the "Phantom Letter") and perform its obligations as stated in the Phantom Letter, and Buyer shall be entitled to enforce the compliance by Parent with the provisions of the Phantom Letter for the benefit of each participant in the Phantom Stock Plan.

     5. Amendments. The Purchase Agreement hereby is amended as set forth in this Section 5.

          5.1 Section 1.1 of the Purchase Agreement hereby is amended by adding in the correct alphabetical order the following definitions:

               ""Caddo Lawsuit" means the Suit No. 490001-A in the First Judicial District Court, Caddo Parish, Louisiana, styled Caddo Gas Gathering LLC v. Regency Intrastate Gas LLC and Regency Gas Services LLC."

          5.2 The definition of the term "Change of Control Amounts" set forth in Section 1.1 of the Purchase Agreement hereby is amended and restated in its entirety to read as follows:

               ""Change of Control Amounts" shall mean any bonus, retention bonus, consent or other fee, compensation (including the estimated costs of benefits required to be provided) or other similar payments that any Regency Company upon Closing, to the extent not paid as of 11:59 p.m. on the Measurement Date, will become obligated to pay (other than Severance Obligations) as a result of the consummation of the transactions contemplated by the Transaction Documents, regardless of whether such amounts are payable at or after Closing and shall also include all amounts payable under the Bonus Plan as a result of the transactions contemplated by this Agreement, whether payable by their terms at Closing. The term Change of Control Amounts shall not include any amounts payable under the Phantom Stock Plan."

          5.3 The definition of the term "Non-Escrow Indemnity Claim" set forth in Section 1.1 of the Purchase Agreement hereby is amended and restated in its entirety to read as follows:

               ""Non-Escrow Indemnity Claim" means any and all claims for indemnification brought by a Buyer Indemnitee pursuant to Section 10.3(a), Section 10.3(b)(v), Section 10.3(b)(vi), Section 10.3(b)(ix), Section 10.3(b)(x), or, to the extent relating to a claim for indemnification under Section 10.3(a), Section 10.3(b)(v), Section 10.3(b)(vi), Section lO.3(b)(ix) or Section lO.3(b)(x), pursuant to Section 10.3(c)."

          5.4 The first paragraph of Section 10.3(b) hereby is amended and restated in its entirety to read as follows:

               "Effective upon the Closing and subject to the terms of this
               Article X, Parent, solely through the Escrow Fund (other than with respect to any Claim for indemnification pursuant to Section 10.3(b)(v), (vi), (ix} or (x), which Losses shall not be limited solely to the Escrow Fund), shall defend, indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses asserted against, resulting from, imposed upon or incurred by any of the Buyer Indemnitees as a result of or arising out of:"

          5.5 Section lO.3(b)(vii) of the Purchase Agreement hereby is amended by deleting the word "and" at the end thereof.

          5.6 Section 10.3(b)(viii) of the Purchase Agreement hereby is amended by replacing the period at the end thereof with ";".

          5.7 A new Section 10.3(b)(ix) and a new Section 10.3(b)(x) hereby are added to the Purchase Agreement to read as follows:

               "(ix) any Claim related to the Phantom Stock Plan and any Loss incurred by any Buyer Indemnitee arising as of a result of any Claim asserted by any participant in the Phantom Stock Plan with respect to actual or alleged benefits or covenants to which such participant may be entitled under the Phantom Stock Plan; and

               (x) any Claim related to any amounts payable to Wells Fargo or any other Person, and any Loss incurred by any Buyer Indemnitee arising, as a result of the termination of the ISDA Hedge Agreement (as defined in Section 4.8(c) of the Regency Disclosure Schedule), the related documents thereunder (including without limitation the Schedule to the ISDA Master Agreement dated May 4, 2004 between Wells Fargo and Regency, Exhibit I, Form of Confirmation relating to the ISDA Hedge Agreement, Hedging Authority for the ISDA Hedge Agreement) and all interest rate swap transactions under the ISDA Hedge Agreement and all interest rate swap transactions under the ISDA Hedge Agreement, including as a result of Parent's failure to comply with its obligations under Section 3 of the Closing Agreement and Amendment No. 3 to Purchase and Sale Agreement, dated December 1, 2004, between Buyer, Regency and Parent (on behalf of Parent, the Parent Members and the Partners)."

          5.8 Section 7.2(j) of the Purchase Agreement hereby is amended and restated in its entirety to read as follows:

               "Each of the Existing Employment Agreements, the Existing Consulting Agreements and the Charlesbank Agreement shall have been terminated with no further Liability or obligations of any Regency Company thereunder other than Severance Obligations thereunder as described in Section 4.14(e) of the Regency Disclosure Schedule and Michael Hunter shall have executed and delivered to Buyer a Non Competition Agreement in the form attached as Exhibit E; and"

          5.9 The Purchase Agreement is amended by addition thereto a new Exhibit E in the form attached hereto as Exhibit E.

     6. Officers Certificate. The parties hereto acknowledge and agree that (i) the certificate dated December 1, 2004, delivered by Parent pursuant to Section 8.2(a)(ii) of the Purchase Agreement (the "Certificate"') contains exceptions as set forth on Section 2(iii) of the Certificate (the "Exceptions"), (ii) notwithstanding the disclosure of the Exceptions, the Closing is occurring and

(iii) the disclosure of the Exceptions does not affect any rights of any Buyer Indemnitee under Article X of the Purchase Agreement with respect to any Exceptions.

     7. Caddo Lawsuit. Parent and Buyer acknowledge that a Claim Notice with respect to the Caddo Lawsuit is deemed to have been given to Parent for purposes of Section 10.5 of the Agreement as of the date of this Agreement and such Claim Notice shall be deemed to have been delivered to Parent on a timely manner so as to not entitle Parent to assert that Parent has been prejudiced by the timing of delivery of such Claim Notice.

     8. Miscellaneous. Sections 12.4, 12.5 and 12.6(a) of the Purchase
Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis. The parties hereby agree that the terms and provisions of the Purchase Agreement, as amended hereby, shall continue in full force and effect.

     THE PARTIES HAVE executed and delivered this Agreement effective as of the date first set forth above.

BUYER:

REGENCY ACQUISITION LLC


By: /s/ Jason Downie
    ------------------------------------
    Jason Downie
    Vice President


PARENT:

REGENCY SERVICES, LLC, on behalf of itself, the Parent Members and the Partners


By: /s/ David Biegler
    ------------------------------------
Name: David Biegler
Title: Chairman


REGENCY:

REGENCY GAS SERVICES LLC


By: /s/ David Biegler
    ------------------------------------
Name: David Biegler
Title: Chairman


                                 Signature Page